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                               STOCK PURCHASE AGREEMENT

                                        AMONG

                                     AMNEX, INC.

                                    AS PURCHASER,

                                  ROBERT A. ROWLAND
                                   DELAJANE ROWLAND
                                  DONALD D. SIMMONS
                                  C. MICHAEL MOEHLE
                                 BARBARA ANN CROMWELL
                                    ELLEN E. WOOD
                                         AND
                                  DANIEL N. MATHESON

                                     AS SELLERS,

                                         AND

                             CAPITAL NETWORK SYSTEM, INC.
                                         AND
                         CAPITAL NETWORK INTERNATIONAL, INC.,
                        CAPITAL NETWORK MEXICO, S.A. de C.V.,
                                         AND
                        POINT TO POINT COMMUNICATIONS COMPANY

                                        AS OF
                                    APRIL 26, 1996


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                                  TABLE OF CONTENTS


R E C I T A L S :

             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE 1
    DEFINED TERMS/SCHEDULES/CURRENCY . . . . . . . . . . . . . . . . . . 4
    1.1     DEFINED TERMS. . . . . . . . . . . . . . . . . . . . . . . . 4
    1.2     SCHEDULES. . . . . . . . . . . . . . . . . . . . . . . . . . 4
    1.3     CURRENCY . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE 2
    PURCHASE AND SALE. . . . . . . . . . . . . . . . . . . . . . . . . . 4
    2.1     AGREEMENT OF PURCHASE AND SALE . . . . . . . . . . . . . . . 4
    2.2     PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . 5
    2.3     ALLOCATION OF PURCHASE PRICE . . . . . . . . . . . . . . . . 6
    2.4     FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE 3
    REPRESENTATIONS AND WARRANTIES OF EACH SELLER. . . . . . . . . . . . 6
    3.1     AUTHORITY. . . . . . . . . . . . . . . . . . . . . . . . . . 7
    3.2     TITLE TO STOCK . . . . . . . . . . . . . . . . . . . . . . . 7
    3.3     ABSENCE OF BREACH; NO CONSENT. . . . . . . . . . . . . . . . 7
    3.4     INVESTMENT REPRESENTATIONS.. . . . . . . . . . . . . . . . . 7
    3.5     SELLER ACKNOWLEDGMENTS.  . . . . . . . . . . . . . . . . . . 8
    3.6     NO PURCHASER REPRESENTATIONS . . . . . . . . . . . . . . . . 8
    3.7     SELLER SOPHISTICATION. . . . . . . . . . . . . . . . . . . . 9
    3.8     NO PUBLIC SOLICITATION . . . . . . . . . . . . . . . . . . . 9

ARTICLE 4
    CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SELLERS. . . . 9
    4.1     ORGANIZATION, GOOD STANDING AND POWER. . . . . . . . . . . . 9
    4.2     SUBSIDIARIES; OFFICERS AND DIRECTORS . . . . . . . . . . . . 9
    4.3     AUTHORIZATION AND CONSENTS . . . . . . . . . . . . . . . . .10
    4.4     CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . .11
    4.5     FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . .11
    4.6     ABSENCE OF UNDISCLOSED LIABILITIES . . . . . . . . . . . . .12
    4.7     NO ADVERSE CHANGE. . . . . . . . . . . . . . . . . . . . . .12
    4.8     ACCOUNTS RECEIVABLE. . . . . . . . . . . . . . . . . . . . .13
    4.9     CERTAIN INDEBTEDNESS AND ACCOUNTS PAYABLE. . . . . . . . . .13
    4.10    TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . .14
    4.11    TRANSACTIONS WITH AFFILIATES . . . . . . . . . . . . . . . .15
    4.12    BROKER'S AND FINDER'S FEE. . . . . . . . . . . . . . . . . .15
    4.13    COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . .16
    4.14    LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . .16


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    4.15    PROPERTIES . . . . . . . . . . . . . . . . . . . . . . . . .16
    4.16    LEASES . . . . . . . . . . . . . . . . . . . . . . . . . . .16
    4.17    MATERIAL AGREEMENTS. . . . . . . . . . . . . . . . . . . . .17
    4.18    INTELLECTUAL PROPERTY. . . . . . . . . . . . . . . . . . . .18
    4.19    EMPLOYEES AND EMPLOYEE BENEFITS. . . . . . . . . . . . . . .19
    4.20    INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . .23
    4.21    ENVIRONMENTAL LAWS AND REGULATIONS . . . . . . . . . . . . .23
    4.22    IMPROPER PAYMENTS. . . . . . . . . . . . . . . . . . . . . .23
    4.23    BANK ACCOUNTS AND POWERS OF ATTORNEY . . . . . . . . . . . .24
    4.24    BOOKS AND RECORDS. . . . . . . . . . . . . . . . . . . . . .24
    4.25    INQUIRY WITH RESPECT TO REPRESENTATIONS AND WARRANTIES . . .24
    4.26    MATERIAL MISSTATEMENTS OR OMISSIONS. . . . . . . . . . . . .24

ARTICLE 5
    CERTAIN REPRESENTATIONS, WARRANTIES
    AND AGREEMENTS OF PURCHASER. . . . . . . . . . . . . . . . . . . . .24
    5.1     ORGANIZATION, GOOD STANDING AND POWER. . . . . . . . . . . .24
    5.2     AUTHORIZATION AND CONSENTS . . . . . . . . . . . . . . . . .24
    5.3     CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . .26
    5.4     FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . .26
    5.5     NO ADVERSE CHANGE. . . . . . . . . . . . . . . . . . . . . .26
    5.6     BROKER'S AND FINDER'S FEE. . . . . . . . . . . . . . . . . .26
    5.7     COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . .26
    5.8     INVESTMENT REPRESENTATIONS . . . . . . . . . . . . . . . . .27
    5.9     DUE DILIGENCE INVESTIGATION. . . . . . . . . . . . . . . . .27
    5.10    INQUIRY WITH RESPECT TO REPRESENTATIONS AND WARRANTIES . . .27

ARTICLE 6
    COVENANTS OF SELLERS AND THE CNSI COMPANIES. . . . . . . . . . . . .27
    6.1     AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . .27
    6.2     DELIVERY OF SCHEDULES, ACCESS AND INFORMATION. . . . . . . .27
    6.3     NO SOLICITATION. . . . . . . . . . . . . . . . . . . . . . .28
    6.4     CONDUCT OF BUSINESS PRIOR TO CLOSING . . . . . . . . . . . .28
    6.5     CONSENTS AND APPROVALS . . . . . . . . . . . . . . . . . . .30
    6.6     PRESS RELEASE. . . . . . . . . . . . . . . . . . . . . . . .30
    6.7     FINANCIAL INFORMATION. . . . . . . . . . . . . . . . . . . .30
    6.8     NEGATIVE WORKING CAPITAL AMOUNT AND OTHER AMOUNTS DUE. . . .30
    6.9     EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . .31
    6.10    UNTRUTH OF REPRESENTATIONS AND WARRANTIES. . . . . . . . . .31
    6.11    NO TRANSFER OF SHARES. . . . . . . . . . . . . . . . . . . .31
    6.12    TRANSFER TAXES . . . . . . . . . . . . . . . . . . . . . . .31
    6.13    DELIVERY OF BOOKS AND RECORDS. . . . . . . . . . . . . . . .32
    6.14    CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . .32
    6.15    UPDATING OF EXHIBITS AND SCHEDULES . . . . . . . . . . . . .32
    6.16    COOPERATION OF SELLERS . . . . . . . . . . . . . . . . . . .32
    6.17    UTILIZATION OF S CORPORATION TAX BENEFITS. . . . . . . . . .33

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ARTICLE 7
    COVENANTS OF PURCHASER . . . . . . . . . . . . . . . . . . . . . . .33
    7.1     AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . .33
    7.2     COOPERATION OF PURCHASER . . . . . . . . . . . . . . . . . .33
    7.3     EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . .33
    7.4     CONSENTS AND APPROVALS . . . . . . . . . . . . . . . . . . .33
    7.5     CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . .34
    7.6     PUBLICITY. . . . . . . . . . . . . . . . . . . . . . . . . .34

ARTICLE 8
    CONDITIONS TO OBLIGATIONS OF SELLERS . . . . . . . . . . . . . . . .34
    8.1     CONDITIONS TO OBLIGATIONS OF SELLERS . . . . . . . . . . . .34

ARTICLE 9
    CONDITIONS TO OBLIGATIONS OF PURCHASER . . . . . . . . . . . . . . .36
    9.1     CONDITIONS TO OBLIGATIONS OF PURCHASER . . . . . . . . . . .36

ARTICLE 10
    CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
    10.1    DATE OF CLOSING. . . . . . . . . . . . . . . . . . . . . . .39
    10.2    ACTIONS BY SELLERS . . . . . . . . . . . . . . . . . . . . .39
    10.3    ACTIONS BY PURCHASER . . . . . . . . . . . . . . . . . . . .40
    10.4    ACTIONS BY CNSI COMPANIES. . . . . . . . . . . . . . . . . .40
    10.5    SIMULTANEOUS TRANSACTIONS. . . . . . . . . . . . . . . . . .40

ARTICLE 11
    INDEMNIFICATION: LIMITED SURVIVAL
    OF CERTAIN REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . .41
    11.1    INDEMNIFICATION BY SELLERS . . . . . . . . . . . . . . . . .41
    11.2    SURVIVAL OF SELLERS' REPRESENTATIONS, WARRANTIES AND
            COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . .42
    11.3    SELLERS INDEMNIFICATION:
            NOTICE, PAYMENT AND DEFENSE OF INDEMNIFICATION CLAIMS. . . .42
    11.4    INDEMNIFICATION BY PURCHASER . . . . . . . . . . . . . . . .45
    11.5    SURVIVAL OF PURCHASER'S REPRESENTATIONS, WARRANTIES AND
            COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . .45
    11.6    PURCHASER INDEMNIFICATION:
            NOTICE, PAYMENT AND DEFENSE OF INDEMNIFICATION CLAIMS  . . .46
    11.7    ARBITRATION. . . . . . . . . . . . . . . . . . . . . . . . .47
    11.8    NON-INTERFERENCE INDEMNIFICATION . . . . . . . . . . . . . .48

ARTICLE 12
    TERMINATION; WAIVER. . . . . . . . . . . . . . . . . . . . . . . . .48
    12.1    TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . .48


                                         iii

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    12.2    WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . .49
    12.3    DEPOSIT AND BREAKUP FEE. . . . . . . . . . . . . . . . . . .49

ARTICLE 13
    REGISTRATION RIGHTS OF SELLERS . . . . . . . . . . . . . . . . . . .50
    13.1    SCHEDULED REGISTRATION RIGHTS. . . . . . . . . . . . . . . .50
    13.2    PIGGYBACK REGISTRATIONS. . . . . . . . . . . . . . . . . . .50
    13.3    EXPENSES OF REGISTRATION . . . . . . . . . . . . . . . . . .51
    13.4    SELECTION OF UNDERWRITERS. . . . . . . . . . . . . . . . . .51
    13.5    MODIFICATION AND TERMINATION OF REGISTRATION RIGHTS. . . . .51
    13.6    INDEMNIFICATION WITH RESPECT TO REGISTRATION OF REGISTRABLE
            SECURITIES AND SALES OF SUCH SECURITIES. . . . . . . . . . .51
    13.7    PARTICIPATION IN UNDERWRITTEN REGISTRATION . . . . . . . . .53
    13.8    TRANSFERS OF REGISTRATION RIGHTS . . . . . . . . . . . . . .53

ARTICLE 14
    OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . .53
    14.1    BOARD POSITION . . . . . . . . . . . . . . . . . . . . . . .53
    14.2    TAX-FREE REORGANIZATION. . . . . . . . . . . . . . . . . . .54
    14.3    WARN ACT.. . . . . . . . . . . . . . . . . . . . . . . . . .54

ARTICLE 15
    CERTAIN DEFINED TERMS. . . . . . . . . . . . . . . . . . . . . . . .54
    15.1    CERTAIN DEFINITIONS. . . . . . . . . . . . . . . . . . . . .54
    AAA      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .54
    ACCOUNTS RECEIVABLE. . . . . . . . . . . . . . . . . . . . . . . . .54
    AFFILIATE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
    AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
    ALLOWED AMOUNT . . . . . . . . . . . . . . . . . . . . . . . . . . .55
    AMNEX COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . . . .55
    ARTICLE 3 BREACH . . . . . . . . . . . . . . . . . . . . . . . . . .55
    AUDITED FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . .55
    B. CROMWELL. . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
    B. CROMWELL CNSI SHARES. . . . . . . . . . . . . . . . . . . . . . .55
    BREACH   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
    BUSINESS DAY . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
    CERCLA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
    CLAIM    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
    CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
    CLOSING BALANCE SHEET. . . . . . . . . . . . . . . . . . . . . . . .56
    CLOSING ESTIMATE . . . . . . . . . . . . . . . . . . . . . . . . . .56
    CLOSING DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
    CLOSING TIME . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
    CNI      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
    CNM      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
    CNSI     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .56


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    CNSI BENEFIT ARRANGEMENT . . . . . . . . . . . . . . . . . . . . . .56
    CNSI BENEFIT PLAN. . . . . . . . . . . . . . . . . . . . . . . . . .56
    CNSI COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
    CNSI ERISA AFFILIATE . . . . . . . . . . . . . . . . . . . . . . . .56
    CNSI ERISA PENSION PLAN. . . . . . . . . . . . . . . . . . . . . . .56
    CNSI ERISA WELFARE PLAN. . . . . . . . . . . . . . . . . . . . . . .56
    CNSI MULTIEMPLOYER PLAN. . . . . . . . . . . . . . . . . . . . . . .56
    CNSI SHAREHOLDERS AGREEMENT. . . . . . . . . . . . . . . . . . . . .56
    CNSI SHARES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
    CODE     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
    CONSENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
    CONTRACT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .57
    CONTROL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .57
    COUNSEL TO SELLERS . . . . . . . . . . . . . . . . . . . . . . . . .57
    COUNSEL TO CNSI COMPANIES. . . . . . . . . . . . . . . . . . . . . .57
    COUNSEL TO PURCHASER . . . . . . . . . . . . . . . . . . . . . . . .57
    D. ROWLAND . . . . . . . . . . . . . . . . . . . . . . . . . . . . .57
    D. ROWLAND CNSI SHARES . . . . . . . . . . . . . . . . . . . . . . .57
    DEBTOR RELIEF LAWS . . . . . . . . . . . . . . . . . . . . . . . . .57
    DEDUCTIBLE AMOUNT. . . . . . . . . . . . . . . . . . . . . . . . . .57
    DEED OF RELEASE. . . . . . . . . . . . . . . . . . . . . . . . . . .57
    EFFECTIVE DATE . . . . . . . . . . . . . . . . . . . . . . . . . . .57
    EMPLOYEE.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .57
    EMPLOYEE SEPARATION COSTS. . . . . . . . . . . . . . . . . . . . . .57
    ENVIRONMENTAL LAWS . . . . . . . . . . . . . . . . . . . . . . . . .57
    EQUITY INTEREST. . . . . . . . . . . . . . . . . . . . . . . . . . .58
    ERISA    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
    ESCROW AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
    EXHIBIT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
    FCC      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
    FEI      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
    FINAL CLOSING ADJUSTMENT . . . . . . . . . . . . . . . . . . . . . .58
    FINAL CLOSING PAYMENT. . . . . . . . . . . . . . . . . . . . . . . .58
    FINAL RELEASE DATE . . . . . . . . . . . . . . . . . . . . . . . . .58
    FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . .58
    FOREIGN TRIBUNAL . . . . . . . . . . . . . . . . . . . . . . . . . .58
    FORM 10-K. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
    GAAP     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
    GOVERNMENTAL ENTITY. . . . . . . . . . . . . . . . . . . . . . . . .58
    HAZARDOUS SUBSTANCE. . . . . . . . . . . . . . . . . . . . . . . . .59
    HOLDBACK SHARES. . . . . . . . . . . . . . . . . . . . . . . . . . .59
    HSR      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
    INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
    INDEMNIFICATION NOTICE . . . . . . . . . . . . . . . . . . . . . . .59
    INDEMNIFICATION OBJECTION NOTICE . . . . . . . . . . . . . . . . . .59
    INFUSED FUNDS. . . . . . . . . . . . . . . . . . . . . . . . . . . .59

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    INITIAL RELEASE DATE . . . . . . . . . . . . . . . . . . . . . . . .59
    IRS      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
    KEY EMPLOYEES. . . . . . . . . . . . . . . . . . . . . . . . . . . .59
    KNOWHOW LICENSE AGREEMENT. . . . . . . . . . . . . . . . . . . . . .59
    LAW      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
    LIEN     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
    LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .60
    LOSS     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .60
    MAILING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .60
    MARKET VALUE . . . . . . . . . . . . . . . . . . . . . . . . . . . .60
    MATERIAL ADVERSE EFFECT OR MATERIAL ADVERSE CHANGE . . . . . . . . .60
    MATERIAL ADVERSE EVENT . . . . . . . . . . . . . . . . . . . . . . .60
    MATERIAL AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . .60
    MATHESON . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .60
    MATHESON CNSI SHARES . . . . . . . . . . . . . . . . . . . . . . . .60
    MAXIMUM LOSS AMOUNT. . . . . . . . . . . . . . . . . . . . . . . . .60
    M. MOEHLE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .60
    M. MOEHLE CNSI SHARES. . . . . . . . . . . . . . . . . . . . . . . .60
    NAT-TEL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .60
    NEGATIVE FACTOR. . . . . . . . . . . . . . . . . . . . . . . . . . .60
    NEGATIVE WORKING CAPITAL . . . . . . . . . . . . . . . . . . . . . .61
    NEGATIVE WORKING CAPITAL ALLOWABLE . . . . . . . . . . . . . . . . .61
    1995 FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . .61
    OFFERING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
    ORDER    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
    OTHER AMOUNTS DUE. . . . . . . . . . . . . . . . . . . . . . . . . .61
    OTHER AMOUNTS DUE ALLOWABLE. . . . . . . . . . . . . . . . . . . . .61
    OUTSIDE CNSI COMPANIES SHAREHOLDERS. . . . . . . . . . . . . . . . .61
    OUTSIDE CNSI COMPANIES SHARES. . . . . . . . . . . . . . . . . . . .61
    PAYABLES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
    PBGC     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
    PERMITS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
    PERMITTED INDEMNIFICATION CLAIM. . . . . . . . . . . . . . . . . . .61
    PERMITTED LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . .61
    PERSON   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
    PIGGYBACK REGISTRATION . . . . . . . . . . . . . . . . . . . . . . .62
    PRESS RELEASE. . . . . . . . . . . . . . . . . . . . . . . . . . . .62
    PROPORTIONATE INTEREST . . . . . . . . . . . . . . . . . . . . . . .62
    PROPRIETARY RIGHTS.. . . . . . . . . . . . . . . . . . . . . . . . .62
    PTP      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
    PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . .62
    PURCHASER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63
    PURCHASER FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . .63
    RCRA     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63
    RECEIVABLES OR ACCOUNTS RECEIVABLE . . . . . . . . . . . . . . . . .63
    RECOVERIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63

    REGISTRABLE SECURITIES . . . . . . . . . . . . . . . . . . . . . . .63
    REGISTRATION EXPENSES. . . . . . . . . . . . . . . . . . . . . . . .63
    RELATED COMPANIES. . . . . . . . . . . . . . . . . . . . . . . . . .63
    R. ROWLAND . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63
    R. ROWLAND CNSI SHARES . . . . . . . . . . . . . . . . . . . . . . .63
    ROWLAND DEBT . . . . . . . . . . . . . . . . . . . . . . . . . . . .63
    ROWLAND RENEWAL NOTE . . . . . . . . . . . . . . . . . . . . . . . .63
    RULE 144 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63
    S CORPORATION SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . .63
    SEC      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63
    SECURITIES ACT . . . . . . . . . . . . . . . . . . . . . . . . . . .64
    SECURITIES LAWS. . . . . . . . . . . . . . . . . . . . . . . . . . .64
    SELLER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .64
    SHAREHOLDER TAX RETURNS. . . . . . . . . . . . . . . . . . . . . . .64
    SIMMONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .64
    SIMMONS CNSI SHARES. . . . . . . . . . . . . . . . . . . . . . . . .64
    SIRROM CAPITAL . . . . . . . . . . . . . . . . . . . . . . . . . . .64
    SIRROM DEBT. . . . . . . . . . . . . . . . . . . . . . . . . . . . .64
    SIRROM WARRANTS. . . . . . . . . . . . . . . . . . . . . . . . . . .64
    SPECTRUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .64
    SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . . . .64
    TAXES    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .64
    TAX-FREE TRANSACTION . . . . . . . . . . . . . . . . . . . . . . . .64
    TAXPAYER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .64
    TAX RETURN . . . . . . . . . . . . . . . . . . . . . . . . . . . . .64
    TELMEX   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
    TRADING DAY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
    TRANSACTION DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . . .65
    TRIBUNAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
    UNAUDITED FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . .65
    UNITED STATES SECURITIES LAWS. . . . . . . . . . . . . . . . . . . .65
    UNITED STATES TRIBUNAL . . . . . . . . . . . . . . . . . . . . . . .65
    WARRANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
    WARRANT EXPIRATION DATE. . . . . . . . . . . . . . . . . . . . . . .65
    WARN ACT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
    WOOD     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
    WOOD CNSI SHARES . . . . . . . . . . . . . . . . . . . . . . . . . .65

ARTICLE 16
    MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . .65
    16.1    NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . .65
    16.2    ENTIRE AGREEMENT; AMENDMENTS . . . . . . . . . . . . . . . .67
    16.3    BINDING EFFECT/ASSIGNABILITY . . . . . . . . . . . . . . . .67
    16.4    EXHIBITS/SCHEDULES . . . . . . . . . . . . . . . . . . . . .67
    16.5    INVALID PROVISIONS . . . . . . . . . . . . . . . . . . . . .67
    16.6    HEADINGS/CAPTIONS. . . . . . . . . . . . . . . . . . . . . .68
    16.7    WAIVER; REMEDIES . . . . . . . . . . . . . . . . . . . . . .68

    16.8    CONSENT TO JURISDICTION. . . . . . . . . . . . . . . . . . .68
    16.9    ATTORNEY'S FEES AND COSTS. . . . . . . . . . . . . . . . . .68
    16.10   GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . .69
    16.11   COUNTERPARTS, FACSIMILE SIGNATURES . . . . . . . . . . . . .69
    16.12   REPRESENTATION BY COUNSEL: INTERPRETATION. . . . . . . . . .69
    16.13   JOINDER OF SPOUSES . . . . . . . . . . . . . . . . . . . . .69
    16.14   NOMINATION BY PURCHASER. . . . . . . . . . . . . . . . . . .69
    16.15   MATTERS PERTAINING TO SPECTRUM NETWORK SYSTEMS LIMITED . . .69


EXHIBIT A
    PAYMENTS TO SELLERS. . . . . . . . . . . . . . . . . . . . . . . . A-1

EXHIBIT B
    FORM OF WARRANTS . . . . . . . . . . . . . . . . . . . . . . . . . B-1

EXHIBIT C
    OPINION OF PURCHASER'S COUNSEL . . . . . . . . . . . . . . . . . . C-1

EXHIBIT D
    OPINION OF SELLERS' COUNSEL. . . . . . . . . . . . . . . . . . . . D-1

EXHIBIT E
    ADDRESS OF SELLERS . . . . . . . . . . . . . . . . . . . . . . . . E-1

LIST OF SCHEDULES. . . . . . . . . . . . . . . . . . . . . . . .Schedule-1

                               STOCK PURCHASE AGREEMENT


    This Stock Purchase Agreement is entered into as of April 26, 1996 (the "EFFECTIVE DATE"), by and among AMNEX, INC. ("PURCHASER"), ROBERT A. ROWLAND ("R. ROWLAND"), DELAJANE ROWLAND ("D. ROWLAND"), DONALD D. SIMMONS ("SIMMONS"),
C. MICHAEL MOEHLE ("M. MOEHLE"), BARBARA ANN CROMWELL (formerly known as BARBARA ANN MOEHLE) ("B. CROMWELL"), ELLEN E. WOOD ("WOOD"), and DANIEL N. MATHESON III ("MATHESON"), (R. Rowland, D. Rowland, Simmons, M. Moehle, B. Cromwell, Wood and Matheson are referred to herein collectively as "SELLERS" and individually as a "SELLER"), and CAPITAL NETWORK SYSTEM, INC. ("CNSI"), CAPITAL NETWORK INTERNATIONAL, INC. ("CNI"), CAPITAL NETWORK MEXICO, S.A. DE C.V. ("CNM"), and POINT TO POINT COMMUNICATIONS COMPANY ("PTP") (CNSI, CNI, CNM, and PTP are referred to herein collectively as the "CNSI COMPANIES" and individually as a "CNSI COMPANY").

                                  R E C I T A L S :


     A. R. Rowland owns shares of capital stock in the CNSI Companies as follows:


                    Number of Shares of
     CNSI COMPANY      Common Stock          Percentage Ownership
     -------------  -------------------      --------------------
     1.   CNSI           3,080,000                66.05%
     2.   CNI                 210                 21.00%
     3.   CNM                  1                    .01%

(collectively, the "R. ROWLAND CNSI SHARES").

     B. D. Rowland owns shares of capital stock in the CNSI Companies as follows:

                    Number of Shares of
     CNSI Company      Common Stock          Percentage Ownership
     ------------   --------------------     --------------------
     1.   CNSI           220,000                  4.72%

(collectively, the "D. ROWLAND CNSI SHARES").

     C.   Simmons owns shares of capital stock in the CNSI Companies as follows:


                    Number of Shares of
     CNSI Company      Common Stock          Percentage Ownership
     ------------   --------------------     --------------------
     1.   CNSI           440,000                  9.44%

(collectively, the "SIMMONS CNSI SHARES").

     D. M. Moehle owns shares of capital stock in the CNSI Companies as follows:

                    Number of Shares of
     CNSI Company      Common Stock          Percentage Ownership
     ------------   --------------------     --------------------

     1.   CNSI           495,000                  10.62%

(collectively, the "M. MOEHLE CNSI SHARES").

     E. B. Cromwell owns shares of capital stock in the CNSI Companies as follows:

                    Number of Shares of
     CNSI Company      Common Stock          Percentage Ownership
     ------------   --------------------     --------------------
     1.   CNSI           165,000                  3.54%

(collectively, the "B. CROMWELL CNSI SHARES").

     F.   Wood owns shares of capital stock in the CNSI Companies as follows:


                    Number of Shares of
     CNSI Company      Common Stock          Percentage Ownership
     ------------   --------------------     --------------------
     1.   CNSI           167,391                  3.59%

(collectively, the "WOOD CNSI SHARES").

     G. Matheson owns shares of capital stock in the CNSI Companies as follows:

                    Number of Shares of
     CNSI Company      Common Stock          Percentage Ownership
     ------------   --------------------     --------------------
     1.   CNSI           95,652                   2.05%

(collectively, the "MATHESON CNSI SHARES").

     H. Persons and entities other than CNSI (which is the owner of 79% of the issued and outstanding shares of capital stock of CNI) and Sellers (collectively, the "OUTSIDE CNSI COMPANIES SHAREHOLDERS") own shares of capital stock in the CNSI Companies (collectively, the "OUTSIDE CNSI COMPANIES SHARES") as follows:

     CNSI        Outside    Number of Shares of
   Company     Shareholder      Common Stock      Percentage Ownership
   -------     -----------  --------------------  --------------------
1.   PTP       W.S. Walker            1                  .01%
2.   PTP            CNI            30,000              99.99%
3.   CNM            CNI            49,999              99.99%

     I. Sirrom Capital, L.P., a Tennessee limited partnership ("SIRROM CAPITAL"), currently owns warrants to purchase a total of 3.5% of the common stock of CNSI pursuant to (i) the Stock Purchase Warrant dated November 15, 1993, issued by CNSI to Sirrom Capital, and (ii) the Stock Purchase Warrant dated January 18, 1994, issued by CNSI to Sirrom Capital (collectively, the "SIRROM WARRANTS").

     J. The R. Rowland CNSI Shares, the D. Rowland CNSI Shares, the Simmons CNSI Shares, the M. Moehle CNSI Shares, the B. Cromwell CNSI Shares, the Wood CNSI Shares and the Matheson CNSI Shares are referred to herein collectively as the "CNSI SHARES."

     K. The CNSI Shares represent all of the issued and outstanding shares of capital stock of the CNSI Companies, other than the Outside CNSI Companies Shares owned by the Outside CNSI Companies Shareholders.

     L. Upon the terms and subject to the conditions contained in this Agreement, Purchaser is committed to make a loan to or investment in CNSI at the Closing in an amount not to exceed $6,000,000 but in no event less than $4,000,000 (the "INFUSED FUNDS"), which Infused Funds shall be used first to (i) pay in full the Sirrom Debt and the J. Rowland Estate Debt, then (ii) pay Employee Separation Costs (Employee Separation Costs payable at the Closing are estimated to be $1,350,000, determined at the Effective Date), (iii) pay Other Amounts Due, and then, to the extent Infused Funds are available, (iv) pay past due accounts payable of the CNSI Companies.

     M. Upon the terms and subject to the conditions hereinafter set forth, Sellers desire to sell the CNSI Shares to Purchaser, and Purchaser desires to purchase the CNSI Shares from Sellers.







     THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, the parties agree as follows:

                                      ARTICLE 1
                           DEFINED TERMS/SCHEDULES/CURRENCY

     1.1 DEFINED TERMS. Capitalized terms used in this Agreement will have the meanings given such terms in ARTICLE 15 or elsewhere in the text of this Agreement, and variants and derivatives of such terms shall have correlative meanings.

     1.2 SCHEDULES. References to a Schedule will include any applicable disclosure expressly set forth on the face of any other Schedule if specifically cross-referenced to such other Schedule. The parties acknowledge that certain agreements and documents listed on the Schedules are not to be delivered on the Effective Date, but were previously made available to Purchaser or its representatives in connection with the due diligence investigation of the CNSI Companies conducted by Purchaser or will be made available to Purchaser or its representatives after the Effective Date but prior to April 30, 1996, in accordance with this Agreement. To the extent such agreements or documents were not previously delivered or made available to Purchaser, Sellers and the CNSI Companies are obligated to, and agree that they will, deliver them to Purchaser as soon as possible after the Effective Date, but no later than April 30, 1996. All such agreements and documents made available or delivered to Purchaser by the CNSI Companies and Sellers will be originals or true and correct copies of the originals of such agreements and documents. Each Schedule and the information, agreements and documents expressly listed in each Schedule will be considered a part of this Agreement as if set forth herein in full and will be deemed to constitute representations and warranties under this Agreement, limited as set forth in the applicable provision of this Agreement under which such Schedule is delivered; PROVIDED, HOWEVER, that the representations and warranties of Sellers set forth in this Agreement shall not be affected or deemed modified, waived or limited in any respect by the information provided in the Schedules except to the extent that any qualification, modification, exception or limitation to any representation and warranty of Sellers is expressly and conspicuously set forth on the face of a Schedule.

     1.3 CURRENCY. All payments to be made under this Agreement are to be made in United States dollars, and all references to money, currency and the like are intended to be references to United States dollars unless expressly stated otherwise.


                                      ARTICLE 2
                                  PURCHASE AND SALE

     2.1 AGREEMENT OF PURCHASE AND SALE. Upon the terms and subject to the conditions contained in this Agreement, and in reliance upon the representations, warranties and covenants set forth herein, at the Closing the Sellers will sell the CNSI Shares to Purchaser (or to a wholly-owned subsidiary of Purchaser, as contemplated by SECTION 14.2 and SECTION 16.3), and Purchaser (or its wholly-owned subsidiary, as contemplated by SECTION 14.2 and SECTION 16.3) will purchase or acquire the CNSI Shares from Sellers, free and clear of any and all Liens; PROVIDED, HOWEVER, that Purchaser shall have the right to structure the acquisition as one or more mergers with or into newly-formed subsidiaries of Purchaser as set forth in SECTION 14.2 and SECTION 16.3.

     2.2 PURCHASE PRICE. The purchase price to be paid to Sellers by Purchaser (or by its wholly-owned subsidiary) for the CNSI Shares will be an aggregate of fifteen million dollars ($15,000,000) (the "PURCHASE PRICE"). The Purchase Price will be paid to Sellers as follows:

          (a) ISSUANCE OF SHARES AND DELIVERY OF STOCK CERTIFICATES AT CLOSING. At the Closing, Purchaser will issue to Sellers that number of shares of the Common Stock (par value $0.001 per share) of AMNEX, Inc. ("AMNEX COMMON STOCK") having an aggregate Market Value on the Effective Date of $15,000,000. Certificates representing all the shares of AMNEX Common Stock issued to Sellers shall be delivered to Sellers at Closing in accordance with their respective Proportionate Interests as set forth on EXHIBIT A, except for that number of shares having an aggregate Market Value on the Effective Date of $7,000,000 (the "HOLDBACK SHARES"). The Holdback Shares will be placed in escrow with the Escrow Agent in accordance with SECTION 10.3(a) and will be available, as provided in
     SECTION 11.1(e), (i) to effect a reduction of the Purchase Price in the event that the sum, calculated at the Closing Date, of (x) Negative Working Capital and (y) Other Amounts Due payable as of the Closing Date (together, the "NEGATIVE FACTOR") exceeds $4,200,000 (the "ALLOWED AMOUNT"), and (ii) to indemnify Purchaser against Breaches of this Agreement, as set forth in
     SECTION 11.1 of this Agreement.


          (b) ISSUANCE OF WARRANTS AND DELIVERY OF CERTIFICATES EVIDENCING THE WARRANTS AT CLOSING. At the Closing, Purchaser will issue to Sellers, in accordance with their respective Proportionate Interests as set forth on EXHIBIT A, Warrants to purchase a total of 400,000 shares of AMNEX Common Stock (the "WARRANTS") and will deliver to Sellers certificates substantially in the form of EXHIBIT B evidencing such Warrants. The Warrants will be exercisable at any time within two years from the date of issuance (the "WARRANT EXPIRATION DATE") at an exercise price of 120% of Market Value on the Effective Date, and shall expire if not exercised within that period.

          (c) INITIAL RELEASE OF HOLDBACK SHARES FROM ESCROW. On the first anniversary of the Closing (the "INITIAL RELEASE DATE"), Purchaser will cause the Escrow Agent to deliver to Sellers, in accordance with their respective Proportionate Interests as set forth on EXHIBIT A, certificates representing that number of Holdback Shares having a Market Value on the Effective Date (and irrespective of the actual Market Value of such Holdback Shares on the Initial Release Date) of $2,000,000, LESS any Holdback Shares released to Purchaser from escrow on or before the Initial Release Date to (i) offset any excess of the Negative Factor above the Allowed Amount and (ii) indemnify Purchaser against Breaches of this Agreement at the Initial Release Date, and less such number of Holdback Shares having the Market Value on the Effective Date as is equal to the amount of Loss set forth in a pending Indemnification Notice delivered by Purchaser prior to the Initial Release Date. Any offset of Holdback Shares against any excess of the Negative Factor above the Allowed Amount will be effected at or prior to the Initial Release Date in accordance with SECTION 6.8.

          (d) FINAL RELEASE OF HOLDBACK SHARES FROM ESCROW. Eighteen months after the Closing (the "FINAL RELEASE DATE"), Purchaser will cause the Escrow Agent to deliver to Sellers, in accordance with their respective Proportionate Interests as set forth on EXHIBIT A, certificates representing the number of Holdback Shares, if any, which remain in escrow with the Escrow Agent after the Initial Release Date and which have not been used to indemnify Purchaser against Breaches of this Agreement or such number of Holdback Shares having the Market Value on the Effective Date as equals the amount of Loss set forth in an Indemnification Notice delivered by Purchaser with respect to any alleged Breaches by Sellers of this Agreement, all as set forth in SECTION 11.1 of this Agreement.

     Neither the shares of AMNEX Common Stock to be issued to Sellers at Closing, including the Holdback Shares, nor the Warrants nor the shares of AMNEX Common Stock underlying the Warrants are registered securities, I.E., none of such shares or Warrants have been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or under the securities laws of any of the states of the United States. It is understood by Sellers that all of such shares and Warrants shall be considered to be "restricted securities," as that term is commonly used and understood within the context of the federal and state securities laws, and will be restricted as to transferability at the time they are issued. The certificates representing such shares and Warrants will bear a legend describing the restrictions on transferability.

     2.3 ALLOCATION OF PURCHASE PRICE. The Purchase Price will be allocated on the basis of (a) ninety nine and 98/100 percent (99.98%) as the consideration for the CNSI Shares (other than the CNI Shares and the CNM Shares), (b) 1/100 percent (.01%) as the consideration for the CNI Shares, and (c) 1/100 percent (.01%) as the consideration for the CNM Shares; PROVIDED HOWEVER, Purchaser and Sellers will cooperate and act in good faith to reallocate the Purchase Price if, and only to the extent that, reallocation is necessary to comply with the Code. The portion of the Purchase Price allocated and payable to each Seller will be determined in accordance with each Seller's Proportionate Interest as set forth on EXHIBIT A.

     2.4 FURTHER ASSURANCES. Whenever requested by or on behalf of Purchaser, but without further consideration, Sellers will (i) execute and deliver such other instruments of sale, assignment, transfer and conveyance and take such other action as Purchaser reasonably may request in order to vest in Purchaser (or its wholly-owned subsidiary) or put Purchaser (or its wholly-owned subsidiary) in possession of the CNSI Shares; (ii) provide such reasonable information and assistance, at Purchaser's expense, as Purchaser reasonably may request to allow Purchaser or its assigns to operate the business of the CNSI Companies; and (iii) provide such reasonable information and assistance as Purchaser reasonably may request to vest all rights, titles and interests in and to the CNSI Shares in Purchaser (or its wholly-owned subsidiary) as provided in this Agreement.


                                      ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF EACH SELLER

     Each Seller severally (in proportion to each Seller's Proportionate Interest) represents and warrants to, and agrees with, Purchaser as follows:

     3.1 AUTHORITY. This Agreement has been duly and validly executed and delivered by such Seller and constitutes a valid and binding agreement of such Seller enforceable in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws. The Transaction Documents to be executed and delivered by such Seller pursuant to this Agreement will evidence and constitute the valid and binding agreements of such Seller enforceable in accordance with their respective terms (except as limited by Debtor Relief Laws) when so executed and delivered by such Seller.

     3.2 TITLE TO STOCK. Such Seller is the lawful owner of record, has good and marketable title to and is the sole beneficial owner of the CNSI Shares described as being owned by such Seller in the Recitals to this Agreement, and holds such CNSI Shares free and clear of any Liens other than Permitted Liens, and at the Closing, such Seller will convey all right, title and interest, including but without limitation the beneficial title to and ownership of each share constituting the CNSI Shares attributed to such Seller in the Recitals to this Agreement to Purchaser (or its wholly-owned subsidiary) free and clear of all Liens other than Liens granted to CNSI as collateral security for indebtedness incurred in connection with the purchase of Shares by certain Sellers.

     3.3 ABSENCE OF BREACH; NO CONSENT. The execution, delivery and performance of this Agreement and the other Transaction Papers to be executed and delivered by such Seller do not: (i) contravene any order, writ, judgment, injunction, decree, determination or award of any Tribunal which affects or binds such Seller or any of the CNSI Shares owned by such Seller; or (ii) conflict with or result in a breach of or default under any indenture, loan or credit agreement or any other agreement or instrument to which such Seller is a party or by which such Seller or the CNSI Shares owned by such Seller are bound; or (iii) except for the consents reflected in SCHEDULE 3.3, require the authorization, consent or approval of any Person.

     3.4  INVESTMENT REPRESENTATIONS.

          (a) Such Seller will acquire the shares of AMNEX Common Stock and the Warrants for his or her own account for investment and not with a view to the resale or distribution thereof. Such Seller will not transfer or otherwise dispose of the shares of AMNEX Common Stock or the Warrants, or any interest therein, in such manner as to violate any provisions of any applicable Securities Laws. Such Seller agrees that the certificates representing the shares of AMNEX Common Stock and the Warrants (and the shares of AMNEX Common Stock to be issued upon exercise of the Warrants) may bear legends to the effect that such shares and Warrants have not been registered under any Securities Laws, and that no interest therein may be transferred or otherwise disposed of in violation of the provisions of any Securities Law. Such Seller understands that he or she must bear the economic risk of his or her investment in the shares of AMNEX Common Stock and the Warrants for an indefinite period, as such shares and Warrants cannot be sold unless they are subsequently registered and/or qualified under all applicable Securities Laws or an exemption from such registration and/or qualification is available.

          (b) Such Seller represents that Purchaser has furnished him or her with Purchaser's recent filing with and report to the SEC on Form 10-K for the year ended December 31, 1995 (the "FORM 10K") and that such Seller has reviewed the same and has been afforded the opportunity to obtain such other information as necessary to evaluate the investment in the shares of AMNEX Common Stock and the Warrants contemplated by this Agreement. Such Seller further represents and warrants that such Seller is either an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act, or has evaluated and is capable of evaluating the merits and risks associated with the acquisition of the shares of AMNEX Common Stock and the Warrants, as provided for herein. Seller acknowledges that such acquisition may entail significant risks.

     3.5 SELLER ACKNOWLEDGMENTS. Such Seller acknowledges, understands and has considered that:

          (a) No Tribunal has made any finding or determination as to the fairness of an investment in, or any recommendation or endorsement of an investment in, Purchaser;

          (b) Neither the shares of AMNEX Common Stock nor the Warrants have been registered under the Securities Act or any state securities law, and such shares and Warrants are being issued to Sellers in reliance upon applicable exemptions; and

          (c) The right to transfer any interest in the shares of AMNEX Common Stock or in the Warrants is restricted, as described in this Agreement and as required under applicable federal and state securities laws.

     3.6 NO PURCHASER REPRESENTATIONS. Such Seller represents that none of the following has been represented, guaranteed or warranted to such Seller by Purchaser, or by any broker or agent engaged by Purchaser, or by their respective agents, directors, officers or employees, or any other Person, expressly or by implication:

          (a) The length of time that such Seller will be required to retain ownership of an interest in Purchaser, including, without limitation, ownership of the shares of AMNEX Common Stock and the Warrants;

          (b) The percentage profit and/or amount or type of consideration, profit or loss to be realized, if any, as a result of an investment in Purchaser; and

          (c) That the past performance or experience on the part of Purchaser or any officer, director or affiliate of Purchaser, or their partners, associates, affiliates, agents or employers, or any other Person, will in any way indicate the predictable results of the ownership of an interest in Purchaser.

     Such Seller has received no representations from Purchaser, its affiliates or their employees, directors, officers or agents, other than those contained in this Agreement. In making his or her decision to acquire an interest in Purchaser, such Seller has relied solely upon his or her own review of information and independent investigations made by him or her (and his or her purchaser representative, if any) without assistance or influence of Purchaser, its affiliates or their employees, directors, officers or agents.

     3.7 SELLER SOPHISTICATION. Such Seller, or representative therefor, has such knowledge and experience in financial and business matters, including the investing in or dealing with businesses and activities similar to those of Purchaser, that such Seller is capable of evaluating the merits and risks of an investment in Purchaser, including the risk of holding indefinitely any ownership interest in Purchaser acquired by such Seller, including, without limitation, the shares of AMNEX Common

Stock and the Warrants. Seller recognizes that the purchase of securities of Purchaser involves a high degree of risk which may result in the loss of the total amount of such investment.

     3.8 NO PUBLIC SOLICITATION. Such Seller has not received any offer to purchase the shares of AMNEX Common Stock or the Warrants or any other interest in Purchaser pursuant to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or pursuant to attendance at any seminar or meeting to which he or she was invited by such general solicitation or general advertising.


                                      ARTICLE 4
                         CERTAIN REPRESENTATIONS, WARRANTIES
                              AND AGREEMENTS OF SELLERS

     In addition to the representations and warranties provided by Sellers in
ARTICLE 3, each Seller severally (in proportion to each Seller's Proportionate Interest), represents and warrants to, and agrees with, Purchaser as follows:

     4.1 ORGANIZATION, GOOD STANDING AND POWER. Each of CNSI and CNI (i) is a corporation duly organized, validly existing and in good standing under the Laws of Texas, (ii) is duly qualified to transact business in each jurisdiction where the nature and extent of its business and properties requires qualification, and
(iii) possesses all requisite power and authority to own, lease and operate its properties and to conduct its business as is now being conducted. CNM is a limited liability company duly organized and validly existing and, upon (x) the completion and filing of certain Tax Returns of CNM and the payment of Taxes at the time such returns are filed on or prior to Closing, and (y) the holding of an annual meeting of shareholders in accordance with applicable Laws of Mexico, will be in good standing under the Laws of Mexico, with all requisite power and authority to own, lease and operate its properties and to conduct its business as is now being conducted; PTP is an exempted company incorporated in the Cayman Islands with limited liability and is duly organized, validly existing and in good standing under the Laws of the Cayman Islands, with all requisite power and authority to own, lease and operate its properties and to conduct its business as is now being conducted.

     4.2  SUBSIDIARIES; OFFICERS AND DIRECTORS.

          (a) SCHEDULE 4.2(a) contains a list of all Subsidiaries of CNSI and each other Person in which CNSI or a Subsidiary has an equity, partnership or joint venture interest (an "EQUITY INTEREST") and the names and addresses of each beneficial owner of an Equity Interest in such Person and, except as provided in SCHEDULE 4.2 (a), neither CNSI nor any other CNSI Company has any Subsidiary or any investment, whether by way of ownership of stock or other securities, equity, partnership or joint venture interest, membership right or investment by loan, advance or otherwise, in any corporation, partnership, firm, association or other business entity.

          (b) SCHEDULE 4.2(b) contains a list of all Equity Interests held by Sellers in Related Companies.

          (c) SCHEDULE 4.2(c) contains a list of the names of all officers and directors of the CNSI Companies and the Subsidiaries.

     4.3  AUTHORIZATION AND CONSENTS

          (a) Each CNSI Company possesses all requisite authority to execute, deliver and comply with the terms of this Agreement and all other Transaction Papers to which such CNSI Company is or is to become a party. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of CNSI, CNI, and PTP (and prior to the Closing will have been duly authorized by all necessary corporate action on the part of CNM). This Agreement and all other Transaction Papers to which any CNSI Company is a party have been duly executed and delivered, and, assuming this Agreement constitutes a valid, binding and enforceable obligation of Purchaser, constitutes legal, valid and binding obligations of such CNSI Company enforceable in accordance with their respective terms, except as enforcement may be limited by Debtor Relief Laws (and, solely in the case of CNM, subject to formal action by the board of directors of CNM prior to the Closing).

          (b) Except for (i) the consent of the FCC, (ii) filings or registrations with and/or authorizations, consents or approvals of Tribunals in such states in which the CNSI Companies conduct their business, and (iii) compliance with HSR, no filing or registration with, or authorization, consent or approval of, any United States Tribunal is required by or with respect to any CNSI Company in connection with the execution and delivery of this Agreement by any CNSI Company or the consummation by any CNSI Company of the transactions contemplated hereby.

          (c) Except (i) as set forth in SCHEDULE 4.3, (ii) for violations or conflicts that in the aggregate would not constitute a Material Adverse Event, and (iii) for violations or conflicts that will be cured, waived or terminated prior to the Closing, neither the execution and delivery of this Agreement by any CNSI Company, nor the consummation of the transactions contemplated hereby by any CNSI Company, will (x) violate or conflict with any provision of the articles of incorporation or bylaws of CNSI or CNI, or the charter documents of CNM or PTP, or (y) violate or conflict with any provision of Law imposed by, or judgment, decree, injunction or other decision issued by, any Tribunal which is or may be applicable to any CNSI Company.

          (d) Except (i) as set forth in SCHEDULE 4.3 and (ii) for any violations, conflicts, breaches, defaults, rights or penalties that in the aggregate do not constitute a Material Adverse Event, neither the execution and delivery of this Agreement by any CNSI Company, nor the consummation of the transactions contemplated hereby by any CNSI Company, will, violate or conflict with, or result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of cancellation, termination or acceleration of, or result in the creation of any Lien on any of the assets of any CNSI Company under, the terms, conditions or provisions of (x) any loan or credit agreement, security agreement, mortgage, indenture or any other agreement or instrument to which any CNSI Company is a party or by which any CNSI Company is bound or (y) any lease, license, contract or other agreement or instrument to which any CNSI Company is a party or by which any CNSI Company is bound.


          (e) Neither the execution and delivery of this Agreement by any CNSI Company nor the consummation of the transactions contemplated hereby by any CNSI Company, will result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now or hereafter owned by any CNSI Company.

          (f) To the best of Sellers' knowledge, SCHEDULE 4.3 lists all consents required by Sellers or any of the CNSI Companies to consummate the transactions contemplated by this Agreement.

     4.4 CAPITALIZATION. SCHEDULE 4.4 contains a description of the authorized capital stock of each CNSI Company, the number of shares of such capital stock that are issued and outstanding, the names and addresses (as shown on the books and records of the CNSI Companies) of each holder of shares of capital stock of each CNSI Company, and the number of shares of capital stock held of record by each such holder. None of the CNSI Companies has any other capital stock authorized or issued, and no CNSI Company has any treasury shares. All shares of capital stock of each CNSI Company which are outstanding as of the Effective Date are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive rights. Except for the Sirrom Warrants, and certain rights arising under a certain Shareholders Agreement dated as of October 1, 1990 (the "CNSI SHAREHOLDERS AGREEMENT"), among CNSI, R. Rowland, M. Moehle, Simmons, and Jack Rowland, and their respective spouses, there are no outstanding options, warrants, subscriptions, conversion or exchange rights, preemptive rights or other agreements, claims or commitments obligating any CNSI Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or obligating any CNSI Company to grant, extend or enter into any such agreement or commitment.

     4.5  FINANCIAL STATEMENTS.

          (a) CNSI has delivered to Purchaser (i) the audited consolidated financial statements (consisting of a consolidated balance sheet, consolidated statement of operations, consolidated statement of changes in stockholders deficit, consolidated statement of cash flows and notes related thereto) of CNSI and its consolidated Subsidiaries (which consist of FEI, CNI, CNM and PTP) for the fiscal years ended September 30, 1992, 1993 and 1994 (collectively, the "AUDITED FINANCIAL STATEMENTS"), (ii) a draft of the consolidated financial statements of CNSI and its consolidated Subsidiaries for the fiscal year ended September 30, 1995 (the "1995 FINANCIAL STATEMENTS"), and (iii) the unaudited consolidated financial statements (consisting of a consolidated balance sheet, consolidated statement of operations and consolidated statement of cash flow) of CNSI and its consolidated Subsidiaries for the fiscal quarter ended December 31, 1995 and the calendar months ended January 31, 1996 and February 29, 1996 prepared by CNSI (together with unaudited monthly financial statements to be delivered to Purchaser pursuant to SECTION 4.5(b), collectively, the "UNAUDITED FINANCIAL STATEMENTS"; the Audited Financial Statements, the 1995 Financial Statement, and the Unaudited Financial Statements collectively are called the "FINANCIAL STATEMENTS"). The Audited Financial Statements and 1995 Financial Statements were prepared in conformity with GAAP and the Unaudited Financial Statements were prepared by CNSI based upon the same accounting principles used in the preparation of the Audited Financial Statements, except that the Unaudited Financial Statements are subject to normal and recurring year-end audit adjustments and do not contain footnotes. The Financial Statements are true, complete and correct in all material respects and fairly present in all material respects the consolidated financial position of the CNSI Companies as of the respective dates thereof and the related consolidated results of operations, stockholders' equity and cash flows for and during the respective periods covered thereby.

          (b) CNSI will prepare monthly and quarterly Unaudited Financial Statements until the Closing Date on the same basis as heretofore prepared and such Unaudited Financial Statements will be delivered to Purchaser promptly after their preparation and such Unaudited Financial Statements shall be deemed to be included within the definition of Financial Statements for purposes of this Agreement.

     4.6  ABSENCE OF UNDISCLOSED LIABILITIES.

          (a) Except as set forth in SCHEDULE 4.6, all material obligations and liabilities, contingent or otherwise, of the CNSI Companies arising from events that occurred subsequent to September 30, 1995 and through February 29, 1996 have been fully accrued or reserved for in the Financial Statements delivered to Purchaser in conformity with GAAP, and the CNSI Companies have not incurred any material obligation or liability, contingent or otherwise, subsequent to September 30, 1995 (other than accounts payable and other obligations and liabilities incurred in the ordinary course of business).

          (b) CNI owns a 25% equity interest in Capital Network International Sociedad Anonima, a limited liability company organized under the Laws of Chile (the "CHILE INTEREST"). Neither CNI nor any other CNSI Company has any liability, known or unknown, contingent or otherwise, attributable to or associated with the Chile Interest.

     4.7 NO ADVERSE CHANGE. Except (a) as set forth in SCHEDULE 4.7, and (b) for Material Adverse Events resulting from actions of Telmex and Tribunals in Mexico that have been disclosed in writing to Purchaser, since September 30, 1995, the business of the CNSI Companies has been conducted only in the ordinary course and there has not been (i) any Material Adverse Change with regard to the CNSI Companies (financial or otherwise) other than changes resulting from general economic factors or regulatory changes affecting the telecommunication industry in general; (ii) any material loss or damage (whether or not covered by insurance) to any of the assets of the CNSI Companies which materially affects or impairs the ability of the CNSI Companies to conduct their business as previously conducted; (iii) the attaching, placing or granting of, or the agreement to attach, place or grant, any Lien on any of the assets of the CNSI Companies other than Permitted Liens in the ordinary course of business; (iv) any sale or transfer of any material portion of the assets of the CNSI Companies; (v) any change in the accounting systems, policies or practices of the CNSI Companies (whether for tax or accounting purposes); (vi) any express waiver by or on behalf of the CNSI Companies of any rights which have any material value; (vii) any taking under condemnation or right of eminent domain of any of the assets of the CNSI Companies; (viii) any entry into, termination or material variation of any Material Agreement or material transaction (including, without limitation, any material borrowing or capital expenditure or sale or other disposition of any material assets) by the CNSI Companies; (ix) any redemption, repurchase or other acquisition of any of their capital stock by the CNSI Companies, or any issuance of capital stock of the CNSI Companies or of securities convertible into or rights to acquire any such capital stock; (x) any dividend or distribution declared, set aside or paid on capital stock of the CNSI Companies; (xi) any transfer or right granted by the CNSI Companies of or under any material lease, license, agreement, patent or trademark (other than the transfer of certain rights to Spectrum Network Systems Limited or its affiliates pursuant to the Deed of Release and the Knowhow License Agreement); or (x) any individual capital expenditure or the execution of any lease or any incurring of liability therefor by any of the CNSI Companies, involving payments at an annualized rate of $50,000 or more in any one instance or at an annualized rate of $250,000 or more in the aggregate. Except as set forth in SCHEDULE 4.7, since September 30, 1995, no material changes have been made in (i) employee compensation levels, (ii) the manner in which employees of the CNSI Companies are compensated, or (iii) supplemental benefits provided to any employees.

     4.8 ACCOUNTS RECEIVABLE. Except as set forth in SCHEDULE 4.8, the accounts receivable shown on the Financial Statements, and such additional accounts receivable as are reflected on the books of the CNSI Companies at the Effective Date, are, and on the Closing Date will be, subject to any reserves reflected on the Financial Statements or such books and further subject to the qualifications set forth in SCHEDULE 4.8, good and collectible except for accounts receivable that have been collected in the ordinary course of business. The reserves reflected on the Financial Statements and the books of the CNSI Companies represent an estimate of accounts receivable that, based on CNSI's experience as a provider of long distance telecommunications services, are anticipated to be uncollectible in the ordinary course of business. Except as set forth in SCHEDULE 4.8, all accounts receivable owned by the CNSI Companies and reflected on the Financial Statements (x) are valid, genuine and subsisting,
(y) arose out of the performance of services in the ordinary course of business and (z) are owned free and clear of any Liens other than Permitted Liens.

     4.9 CERTAIN INDEBTEDNESS AND ACCOUNTS PAYABLE. SCHEDULE 4.9 sets forth, as of February 29, 1996, a complete list of all promissory notes, accounts payable and other obligations and instruments for or relating to any borrowing or amount payable by the CNSI Companies (except for borrowings which, in the aggregate, do not exceed $25,000 and accounts payable which, in the aggregate, do not exceed $100,000 and which have been incurred in the ordinary course of business consistent with past practices), together with a list of all lenders, promises and payees thereof. Except as set forth in SCHEDULE 4.9, the CNSI Companies are not in default under the agreements or instruments or otherwise in default with respect to any of the promissory notes, accounts payable or other obligations and instruments described in SCHEDULE 4.9, except where such default would not have a Material Adverse Effect.

     4.10 TAXES.

          (a) Except as provided in SCHEDULE 4.10, each CNSI Company, including any predecessor of such CNSI Company (collectively, the "TAXPAYERS"), has duly and timely filed all tax reports and returns required to be filed by them, including all federal, state, local and foreign tax and information returns and reports ("TAX RETURNS"), or has properly extended the time for filing any such Tax Returns. Except as provided in Schedule 4.10, all such Tax Returns were correct and complete in all respects. The Taxpayers have paid in full all Taxes (whether or not shown on a Tax Return), other than the Taxes described in SCHEDULE 4.10, required to be paid by the Taxpayers before such payment became delinquent or have made adequate provision in the Financial Statements for the payment of all accrued and unpaid Taxes, whether or not assessed or disputed as of the date of such Financial Statements. Except as provided in SCHEDULE 4.10, all Taxes which any Taxpayer has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly and timely paid to the proper taxing authority.

          (b) Except as set forth in SCHEDULE 4.10, the federal income Tax Returns of the Taxpayers have not been examined by the IRS for any period. Except as set forth in SCHEDULE 4.10 there are no audits, inquiries, investigations or examinations relating to any of the Taxpayers' Tax Returns pending or, to the best of Sellers' knowledge, threatened, and there are no claims which have been or may be asserted relating to any of the Taxpayers' Tax Returns filed for any year which if determined adversely would result in the assertion by any Governmental Entity of any Tax deficiency against the Taxpayers. There have been no waivers or extensions of statutes of limitations by the Taxpayers.

          (c) No property of any of the Taxpayers is property which Purchaser or such Taxpayer is or will be required to treat as owned by another person pursuant to the "safe harbor leasing provisions" of the Code. No Taxpayer is a party to any tax-sharing agreement or similar arrangement with any other party. The Taxpayers have not made a disclosure on a Tax Return pursuant to Code Section 6662(d)(2)(B)(ii) and the Regulations thereunder or any other similar disclosure relating to any state, local or foreign tax return. No Taxpayer has ever been a member of an affiliated, consolidated, combined or unitary group of corporations for Tax purposes. No power of attorney has been granted by any Taxpayer with respect to any matter relating to any Taxes or Tax Returns of the Taxpayer which is currently in force. No Taxpayer has participated in or cooperated with an international boycott within the meaning of Code Section 999. No Taxpayer has filed a consent pursuant to Code Section 341(f) or has agreed to have Code Section 341(f)(2) apply to any disposition of a subsection (f) asset (as such term is defined in Code Section 341(f)(4)) owned by a Taxpayer. No Taxpayer is required to include in income any adjustment pursuant to Code Section 481(a) by reason of a change in accounting method.

          (d) SCHEDULE 4.10 contains a listing of the assets of each CNSI Company, if any, with respect to which the tax basis differs from the book basis for financial reporting purposes, and the amount of such tax basis.

          (e) No Taxpayer has any liability for the Taxes of any other party (i) under Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or
     (iv) otherwise.

          (f) CNSI has elected and qualified as an "S" corporation, within the meaning of the Code Section 1361 ET SEQ., for federal income tax purposes for the period beginning with the organization of CNSI and intended to terminate on the Closing Date (such period is herein called the "S Period").

          (g) To the extent that a Seller has been a shareholder in a CNSI Company during the period in which such CNSI Company has elected to be treated as an "S" corporation for federal income Tax purposes (collectively, the "S CORPORATION SHAREHOLDERS"), the S Corporation Shareholders have filed all tax reports and returns required to be filed by them ("SHAREHOLDER TAX RETURNS"), or, in the case of the Shareholder Tax Return for the year ended December 31, 1995, appropriate extensions have been filed. All such Shareholder Tax Returns which have been filed were consistent with the Tax Returns filed by CNSI. There are no audits, inquiries, investigations or examinations relating to any of the Shareholder Tax Returns pending, and there are no claims which have been asserted by any Tribunal relating to any of the Shareholder Tax Returns which if determined adversely would result in the assertion by any Governmental Entity of any Tax deficiency against the Taxpayers.

          (h) Sellers shall not cause any CNSI Company to either accelerate the recognition of items of loss, deduction or credit into the S Period, or defer or delay the recognition of items of income or gain into taxable periods after the S Period.

     4.11 TRANSACTIONS WITH AFFILIATES. Except as set forth in SCHEDULE 4.11, there are no loans, leases, agreements or other transactions between or among
(i) the CNSI Companies or (ii) any CSNI Company and any present or former stockholder, director or officer of the CNSI Companies, or any member of such stockholder's, director's or officer's immediate family. Except as set forth in
SCHEDULE 4.11 and except for the ownership of equity securities of publicly traded companies, no stockholder, director or officer of the CNSI Companies nor any of their respective spouses or immediate family members owns, directly or indirectly, any interest in, or serves as an officer or director of, or in any similar capacity for, any competitor, customer, provider or supplier of or to the CNSI Companies or any organization which has a contract or arrangement with the CNSI Companies.

     4.12 BROKER'S AND FINDER'S FEE. No agent, broker, employee, officer, stockholder or other person or entity acting or claiming on behalf of, or by, through or under the authority of, Sellers or the CNSI Companies is or will be entitled to any commission or broker's or finder's fee from Sellers or any CNSI Company in connection with this Agreement or any of the transactions contemplated hereby.

     4.13 COMPLIANCE WITH LAWS. SCHEDULE 4.13 sets forth (i) a list and description of all authorizations, licenses or permits issued to the CNSI Companies by any Tribunal which are in effect on the Effective Date and which are required to conduct the business of the CNSI Companies and (ii) a list and description of all material reviews, audits, investigations or other proceedings of, by or before any Tribunal as of the Effective Date and for the period of 12 months prior to the Effective Date and of which the CNSI Companies have received notice or otherwise have knowledge (other than consumer and customer rate complaints submitted to or filed with Tribunals which, in the judgment of the CNSI Companies, are deemed to be in the ordinary course of the CNSI Companies' business). Except as set forth in SCHEDULE 4.13, (x) the CNSI Companies possess all necessary authorizations, licenses and permits necessary to permit them to conduct their businesses as currently, and as proposed to be, conducted, (y) all such authorizations, licenses and permits are in full force and effect and (z) the CNSI Companies are not in violation of any applicable Law the failure to comply with which would constitute a Material Adverse Event, nor is any CNSI Company in violation of any judgment, injunction, order or decree of any Tribunal which is applicable to any CNSI Company or the conduct of such CNSI Company's business. Except as set forth in SCHEDULE 4.13, and except for the possibility of a proceeding that might be initiated by the FCC as disclosed in writing to Purchaser, there are no pending or, to the knowledge of Sellers, threatened legal, administrative, arbitration or other actions, notices or proceedings nor any pending or, to the knowledge of Sellers, threatened governmental investigations by any Tribunal or by any public or private group which asserts or alleges any violation of or non-compliance with any Laws. SCHEDULE 4.13 contains a description of the possible violation of certain Laws of Mexico relating to the importation into Mexico of certain items of equipment, the possible violation of certain Laws of Mexico related to the resale of cellular telecommunications services, the failure timely to file certain Tax returns (and to pay Taxes due upon filing such returns) in Mexico, and the alleged non-compliance by CNI with certain Mexican telecommunications Laws. Sellers have no knowledge of any violation of Laws by any customer of the CNSI Companies in relation to any contract or agreement between such customer and the CNSI Companies or otherwise pertaining to the business relationship between such customer and the CNSI Companies.

     4.14 LITIGATION. Except as set forth in SCHEDULE 4.14, there is no Litigation pending or, to the knowledge of Sellers, threatened against or with respect to any CNSI Company which, if determined adversely, would constitute a Material Adverse Event, and there are no outstanding or unpaid judgments against any CNSI Company.

     4.15 PROPERTIES. The CNSI Companies have good and marketable title to, or valid leasehold interests in, all properties and assets used in their businesses or owned by them, free and clear of all Liens other than Permitted Liens. The properties and assets owned, leased or licensed by the CNSI Companies constitute all such properties and assets which are necessary to the businesses of the CNSI Companies as presently conducted; and all such properties and assets which are tangible are well maintained and in good operating condition, except for normal wear and tear. The CNSI Companies do not own any real property.

     4.16 LEASES. SCHEDULE 4.16 contains a list of all leases or agreements under which the CNSI Companies are lessees of, or hold and operate, (i) any real property owned by any third party which is material to the operation of the business of the CNSI Companies and (ii) any personal property owned by any third party which is material to the operation of the business of the CNSI Companies, together with (in each case) the expiration date of each such lease or agreement, the rental or other payments to be made thereunder, the terms of any option to renew or purchase thereunder, the names of the lessee and lessor of each such lease or agreement and a brief description of the property covered thereby. Each such lease and agreement is subsisting and valid and binding in accordance with its terms, and each of the CNSI Companies which is a lessee under each such lease or agreement has performed all of its obligations thereunder and is not in default under any such lease or agreement, other than any such failure of performance or default which would not constitute a Material Adverse Event and, to the best of such Sellers' knowledge, the lessor under each such lease or agreement has performed all of its obligations thereunder in all material respects.

     4.17 MATERIAL AGREEMENTS. SCHEDULE 4.17 contains a list of all contracts or agreements of the following types to which any CNSI Company is a party or by which any CNSI Company is bound (individually a "MATERIAL AGREEMENT" and collectively the "MATERIAL AGREEMENTS"):

               (i) NETWORK AGREEMENTS. Any contract or agreement pursuant to which a CNSI Company obtains access to the telecommunications network or circuitry owned or maintained by a third party;

               (ii) BILLING AND COLLECTION AGREEMENTS. Any contract or agreement pursuant to which a CNSI Company obtains billing and/or collection services;

               (iii) HARDWARE AND SOFTWARE. Any contract or agreement, including any license, pursuant to which a CNSI Company (x) obtains the use or right to use any switching equipment, data processing equipment or other hardware or software which is material to the business of the CNSI Companies or (y) is obligated for the purchase, sale or maintenance of equipment or capital assets;

               (iv) CUSTOMER AGREEMENTS. Any contract or agreement, including but without limitation agreements with brokers, aggregators and telephone location owners or agents, pursuant to which a CNSI Company provides long distance or other telecommunications services and which is with one of the 25 most significant domestic and 25 most significant international (in terms of payments during the 90-day period preceding February 29, 1996) customers of the CNSI Companies;

               (v) LOAN AND SECURITY AGREEMENTS. Any contract or agreement pursuant to which a CNSI Company has borrowed (or contracted to borrow) money, received or contracted to receive financial accommodation or granted a Lien in favor of a third party and which involves a borrowing (or commitment or accommodation);

               (vi) EMPLOYMENT AGREEMENTS. Any written employment agreement (including any written separation agreement) with any officer or employee of any CNSI Company, including any agreements pursuant to which another party is subject to non-compete restrictions in relation to any of the CNSI Companies;

               (vii) INDEPENDENT CONTRACTOR AGREEMENTS. Any written independent contractor agreement with any sales representative, agent, broker, or consultant pursuant to which a CNSI Company obtains sales representative or other services and which involves past or anticipated future payments by a CNSI Company in excess of $100,000 in the aggregate (over the stated term of the agreement) or which otherwise is material to the business or prospects of the CNSI Companies, including any agreements pursuant to which another party is subject to non-compete restrictions in relation to any of the CNSI Companies; and

               (viii) OTHER AGREEMENTS. Any other contract or agreement which has a remaining term of one year or more or is not cancelable without penalty by a CNSI Company on not more than 30 days notice or involves anticipated future payments by or to a CNSI Company in excess of $100,000 in the aggregate (over the stated term of the agreement).

     True and correct copies of all Material Agreements listed in SCHEDULE 4.17 have been or will be made available for review by Purchaser at the offices of CNSI in Austin, Texas. All such Material Agreements are in full force and effect and, except as set forth in SCHEDULE 4.17, to the best of such Sellers' knowledge, (x) the parties to such Material Agreements have in all material respects performed all obligations to be performed by them at the Effective Date and are not in default thereunder in any material respect, (y) no CNSI Company has received notice of cancellation with respect to any such Material Agreement or has been advised that the other party thereto intends to cancel any such Material Agreement and (z) no material outstanding disputes have arisen under any such Material Agreement. Except as set forth in SCHEDULE 4.17 and other than
(1) restrictions of general application to agreements and contracts entered into by the CNSI Companies under applicable Laws in the United States and other countries in which the CNSI Companies conduct their business, (2) restrictions contained in, or applicable to, licenses, permits and authorizations issued or granted to CNSI Companies by Tribunals and (3) restrictions contained in, or applicable to, agreements and contracts between CNSI Companies and local exchange carriers within and outside the United States, no CNSI Company is a party to any agreement or contract with any third party that restricts the area in which, the time within which or the method by which any CNSI Company may conduct its business or market its products or services.

     4.18 INTELLECTUAL PROPERTY.

          (a) SCHEDULE 4.18 sets forth:

               (i) All patents, patent applications, trademarks, trade names, service marks, logos, domain names and copyrights which constitute proprietary rights for which a registration exists or has been applied for by the CNSI Companies and

               (ii) All licenses of Proprietary Rights granted to any CNSI Company by any third party which are material to the business operation of the CNSI Companies.

          (b) The Proprietary Rights constitute all of the Proprietary Rights owned and/or used by any and all of the CNSI Companies reasonably necessary or useful in the conduct of the business of any CNSI Company as of the Effective Date of this Agreement and are free of any Liens. To the knowledge of Sellers, except as set forth in SCHEDULE 4.18, no product manufactured or sold, or process used, by any CNSI Company infringes upon any of the Proprietary Rights or other such right of any other person or entity in the United States or throughout the world. To the knowledge of Sellers, except as set forth in SCHEDULE 4.18, no product manufactured or sold by or process used by any other person or entity infringes any of the Proprietary Rights of any CNSI Company in the United States or throughout the world. Except as set forth in SCHEDULE 4.18, no claim of infringement, misuse or misappropriation of any of the Proprietary Rights is pending or, to Sellers' knowledge, threatened against any CNSI Company in any court or before any governmental authority in the United States or throughout the world. To the knowledge of Sellers, no other Proprietary Right is used in or is necessary for the conduct of CNSI's business as now conducted. To the knowledge of Sellers, except as set forth in SCHEDULE 4.18, CNSI is not aware of any claim or allegations in the United States or elsewhere in the world that would render any of the Proprietary Rights unenforceable or invalid. CNSI has the right to produce, provide and sell the services and products, including those covered by the Proprietary Rights, produced, provided and sold by it and to conduct its business as heretofore conducted, and the consummation of the transaction contemplated hereby will not alter or impair any such rights. No shareholder, officer, director and/or employee of any CNSI Company owns or has any interest in any of the Proprietary Rights.

     4.19 EMPLOYEES AND EMPLOYEE BENEFITS.

          (a) DEFINITIONS. The following terms, when used in this SECTION 4.19, shall have the following meanings:

               (i) "CNSI BENEFIT ARRANGEMENT" shall mean any employment or consulting policy, practice or plan providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, severance, retirement benefits, life, health, disability or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not a CNSI ERISA Welfare Plan, CNSI ERISA Pension Plan or CNSI Multiemployer Plan, (B) which is maintained, contributed to or required to be contributed to, as the case may be, by a CNSI Company or a CNSI ERISA Affiliate and (C) covers or covered any individual who is currently, or was previously, retained or employed by any CNSI Company or any CNSI ERISA Affiliate.

               (ii) "CNSI BENEFIT PLANS" shall mean all CNSI Benefit Arrangements, CNSI Multiemployer Plans, CNSI ERISA Pension Plans and CNSI ERISA Welfare Plans.

               (iii) "CNSI ERISA AFFILIATE" shall mean any entity (whether or not incorporated) which is (or at any relevant time was) a member of a "controlled group of corporations" with or under "common control" with any CNSI Company (as such terms are defined in Section 4001 of ERISA or Section 414(b) or (c) of the Code) or which, together with any CNSI Company, would be treated as a single employer under Section 414(m) or
          (o) of the Code.

               (iv) "CNSI ERISA PENSION PLAN" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a CNSI Multiemployer Plan) (A) which any CNSI Company or any CNSI ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or has ever maintained, administered, contributed to or been required to contribute to, and (B) which covers or covered any individual who is currently, or was previously, retained or employed by any CNSI Company or any CNSI ERISA Affiliate.

               (v) "CNSI ERISA WELFARE PLAN" shall mean any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, (A) which any CNSI Company or any

          CNSI ERISA Affiliate maintains, administers, contributes to or is required to contribute to, and (B) which covers or covered any individual who is currently, or was previously, retained or employed by any CNSI Company or any CNSI ERISA Affiliate.

               (vi) "CNSI MULTIEMPLOYER PLAN" shall mean any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA, (A) which any CNSI Company or any CNSI ERISA Affiliate maintains, administers, contributes to or is required to contribute to (directly or indirectly), or after September 25, 1980, maintained, administered, contributed to or was required to contribute to and (B) which covers or covered any individual who is currently, or was previously, retained or employed by any CNSI Company or any CNSI ERISA Affiliate.

          (b) DISCLOSURE; DELIVERY OF COPIES OF RELEVANT DOCUMENTS AND OTHER INFORMATION. SCHEDULE 4.19(b) contains a complete list of CNSI Benefit Plans and complete copies of each of the following documents have been delivered or made available by Sellers to Purchaser: (i) each CNSI Benefit Plan document (and, if applicable, related trust agreements) and all amendments thereto, and written descriptions thereof which have been distributed to employees of the CNSI Companies or any CNSI ERISA Affiliate, a complete description of any CNSI Benefit Plan which is not in writing, and all annuity contracts or other funding instruments; (ii) each determination letter issued by the Internal Revenue Service, with respect to each CNSI ERISA Pension Plan and any pending application for such a determination letter with respect to each CNSI ERISA Pension Plan; (iii) Annual Reports on Form 5500 Series (including all applicable schedules thereto) required to be filed with any governmental agency for each CNSI Benefit Plan and Tax returns, if any (including all applicable schedules thereto) for each trust related thereto for the most recent plan year and;
     (iv) all financial statements and accountant's opinions relating to each CNSI ERISA Pension Plan for the most recent plan year.

          (c) VACATION TIME. Except as set forth in SCHEDULE 4.19(c), as of the Effective Date, no current or former Employee has more than three weeks of accrued vacation time.

          (d) COMPLIANCE. Each CNSI ERISA Pension Plan, CNSI ERISA Welfare Plan, CNSI Benefit Arrangement, related trust agreement, annuity contract and other funding instrument complies, and has been maintained in material compliance, with its terms and, both as to form and operation, with all material applicable requirements, including all reporting and disclosure requirements, prescribed by ERISA and the Code.

          (e) CNSI MULTIEMPLOYER PLANS. Neither any CNSI Company nor any CNSI ERISA Affiliate has, at any time, directly or indirectly contributed to or had an obligation to contribute to a CNSI Multiemployer Plan.

          (f) COMPANY ERISA WELFARE PLANS.

               (i) No condition exists which would prevent any CNSI Company from amending or terminating any of its respective CNSI ERISA Welfare Plans.

               (ii) Except as disclosed in SCHEDULE 4.19(f), neither any CNSI Company nor any CNSI ERISA Affiliate nor any CNSI Welfare Plan has any present or future obligation to make any payment to or under any CNSI ERISA Welfare Plan which provides benefits to retirees (other than as required by Part 6 of Title I of ERISA and Sections 162(k) and 4980B of the Code).

               (iii) Each CNSI ERISA Welfare Plan which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in material compliance with the provisions of Part 6 of Title I of ERISA and Sections 162(k) and 4980B of the Code at all times.

          (g) ERISA PENSION PLANS.

               (i) No CNSI ERISA Pension Plan is subject to the minimum funding requirements of ERISA or Section 412 of the Code, or to Title IV of ERISA. Except as set forth in the Financial Statements, neither any CNSI Company nor any CNSI ERISA Affiliate has any liability for unpaid contributions with respect to any CNSI Pension Plan.

               (ii) Each CNSI ERISA Pension Plan (and each related trust agreement, annuity contract or other funding instrument) which is intended to be qualified and tax-exempt under the provisions of Sections 401(a) and 501(a) of the Code is and has been so qualified during the period from its adoption to the date hereof and has received a determination letter that it is so qualified.

          (h) UNRELATED BUSINESS TAXABLE INCOME. No CNSI Benefit Plan (or trust or other funding vehicle pursuant thereto) is subject to any Tax under
     Section 511 of the Code.

          (i) DEDUCTIBILITY OF PAYMENTS. Except as set forth in SCHEDULE 4.19(i), there is no contract, agreement, plan or arrangement covering any employee or former employee of any CNSI Company that, individually or collectively, provides for the payment by any CNSI Company of any amount
     (i) that is not deductible under Section 162(a)(1), 162(m) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

          (j) FIDUCIARY DUTIES AND PROHIBITED TRANSACTIONS. Except as disclosed in SCHEDULE 4.19(j), no CNSI Company has engaged in any material transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code.

          (k) LITIGATION. Except as disclosed in SCHEDULE 4.19(k), there are no pending or threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (i) any CNSI ERISA Welfare Plan or its assets, (ii) any CNSI ERISA Pension Plan or its assets (iii) any fiduciary with respect to any CNSI ERISA Pension Plan or CNSI ERISA Welfare Plan or (iv) any CNSI Company or any CNSI ERISA Affiliate with respect to any CNSI Benefit Plan.

          (l) NO AMENDMENTS. Neither any CNSI Company nor any CNSI ERISA Affiliate has any announced plan or legally binding commitment to create any additional CNSI Benefit Plans or to amend or modify any existing CNSI Benefit Plan.

          (m) NO OTHER LIABILITY. Except as disclosed in SCHEDULE 4.19(m), no event has occurred in connection with which any CNSI Company or any CNSI ERISA Affiliate or any CNSI Benefit Plan, directly or indirectly, could be subject to any material liability (i) under any statute, regulation or governmental order relating to any CNSI Benefit Plans or (ii) pursuant to any obligation of any CNSI Company to indemnify any person against liability incurred under any such statute, regulation or order as they relate to the CNSI Benefit Plans.

          (n) EMPLOYEES. CNSI has made available to Purchaser for Purchaser's review a schedule setting forth the names, job titles, and annualized base salary and bonuses concerning all Employees of the CNSI Companies for 1996. Except for those current Employees who are parties to written employment agreements (as described in SCHEDULE 4.17), all current Employees of the CNSI Companies are employees at will and their employment may be terminated at any time, subject only to applicable Laws. Except as set forth in
     SCHEDULE 4.19(n), no CNSI Company has agreed, or is otherwise obligated, to make a loan to, guarantee a loan of, or pay any severance payment to, any current or former Employee. SCHEDULE 4.19(n) sets forth an estimate of the aggregate amount of the Employee Separation Costs described in PARAGRAPH L of the Recitals of this Agreement.

          (o) VIOLATION. Except as set forth in SCHEDULE 4.19(o), to the best of Sellers' knowledge, no current or former Employee is in violation in any material respect of any term of any employment agreement, non-disclosure agreement or other agreement between such Employee and any CNSI Company.

          (p) UNIONS. The CNSI Companies have no collective bargaining or other labor union agreements. There is no unfair labor practice complaint against the CNSI Companies pending before the National Labor Relations Board and there is no pending or, to the knowledge of Sellers, threatened labor dispute, strike or work stoppage affecting the CNSI Companies, nor has there been any of the same or any labor union organizing activity relating to the CNSI Companies within the last three years.

          (q) EMPLOYMENT MATTERS. Except as set forth on SCHEDULE 4.19, the CNSI Companies are in material compliance with all federal, foreign, state and local laws and regulations and the common law relating to employment, including, without limitation, those dealing with wages, hours, overtime, minimum wage, working conditions, occupational safety and health, worker's compensation, statutory disability benefits, fringe benefits, collective bargaining, payment of social security and employment taxes, discrimination in hiring, retention, promotion, pay and other terms and conditions of employment, immigration, plant closings and notice requirements.

     4.20 INSURANCE. SCHEDULE 4.20 lists all insurance policies and coverage maintained by or for the CNSI Companies, including but not limited to real and personal property insurance, workers' compensation insurance and malpractice and professional liability insurance. SCHEDULE 4.20 lists all insurance claims submitted in connection with property damage or malpractice involving the CNSI Companies during the last three years.

     4.21 ENVIRONMENTAL LAWS AND REGULATIONS. To the best of Sellers' knowledge, the CNSI Companies are in compliance with all applicable Laws imposed by any United States Tribunal relating to pollution control and environmental contamination including, but not limited to, all Laws governing the generation, use, collection, discharge or disposal of Hazardous Materials and all Laws with regard to recordkeeping, notification and reporting requirements respecting Hazardous Materials. The CNSI Companies have not been alleged to be in violation of or been subject to any administrative or judicial proceeding pursuant to such Laws at any time during the last three years. To the best of Sellers' knowledge, there are no facts or circumstances which could form the basis for the assertion of any Claim against the CNSI Companies relating to environmental practices asserted under CERCLA or RCRA or any other Law imposed by any United States Tribunal. The CNSI Companies are not required to, and do not, maintain any permits, licenses or approvals pursuant to any Environmental Laws.

     4.22 IMPROPER PAYMENTS. Except for such actions which would not have a Material Adverse Effect, neither the CNSI Companies nor any director, officer or employee of the CNSI Companies, nor, to the best of Sellers' knowledge, any agent engaged and authorized by the CNSI Companies, has (i) made or given any bribes, kickbacks or other improper payments on behalf of the CNSI Companies to, or received any such payments from, customers, vendors, suppliers or other persons contracting with the CNSI Companies or (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

     4.23 BANK ACCOUNTS AND POWERS OF ATTORNEY. SCHEDULE 4.23 sets forth (a) the name and address of each bank in which the CNSI Companies has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto, and (b) the names of all persons, if any, holding powers of attorney from the CNSI Companies and a summary statement of the terms thereof.

     4.24 BOOKS AND RECORDS. The books, records and work papers of each CNSI Company are complete and correct in all material respects and have been maintained in accordance with good business and bookkeeping practices.

     4.25 INQUIRY WITH RESPECT TO REPRESENTATIONS AND WARRANTIES. All representations and warranties of Sellers contained in this ARTICLE 4 that are stated to be "to the best knowledge," or "to the knowledge" of Sellers (or words of like effect) are so stated based upon Sellers' actual knowledge, but in each case after Sellers have made, or have caused to be made on their behalf, reasonable inquiries with respect to the matters covered thereby, including, but not limited to inquiries of the Key Employees of the CNSI Companies. Actual knowledge of any individual Seller will be imputed to all Sellers.

     4.26 MATERIAL MISSTATEMENTS OR OMISSIONS. No representation or warranty by Sellers in this Agreement or in any of the Sellers' Transaction Documents or in any document, exhibit, certificate, opinion or schedule furnished to Purchaser pursuant hereto or thereto, or in connection with the transactions contemplated hereby or thereby, or in the Schedules or any document delivered at the Closing, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. The copies of all documents furnished to Purchaser hereunder are true and complete copies of the originals thereof.



                                      ARTICLE 5
                         CERTAIN REPRESENTATIONS, WARRANTIES
                             AND AGREEMENTS OF PURCHASER

     Purchaser represents and warrants to, and agrees with, Sellers as follows:

     5.1 ORGANIZATION, GOOD STANDING AND POWER. Purchaser (i) is a corporation duly organized, validly existing and in good standing under the Laws of the State of New York, (ii) is duly qualified to transact business in each jurisdiction where the nature and extent of its business and properties requires qualification and (iii) possesses all requisite power and authority to own, lease and operate its properties and to conduct its business as is now being conducted.

     5.2  AUTHORIZATION AND CONSENTS

          (a) Purchaser possesses all requisite authority to execute, deliver and comply with the terms of this Agreement and all other Transaction Papers to which Purchaser is or is to become a party. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement and all other Transaction Papers to which Purchaser is a party have been duly executed and delivered, and, assuming this Agreement constitutes a valid, binding and enforceable obligation of Sellers and the CNSI Companies, constitute legal, valid and binding obligations of Purchaser enforceable in accordance with their respective terms, except as enforcement may be limited by Debtor Relief Laws.

          (b)  Except for (i) the consent of the FCC, (ii) compliance with HSR,
     (iii) a filing with the National Association of Securities Dealers, Inc.,
     (iv) required registration under the "blue sky" laws of applicable jurisdictions, including the State of New York, and (v) and as set forth in SCHEDULE 5.2, no filing or registration with, or authorization, consent or approval of, any Tribunal is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of the transactions contemplated hereby. No representation or warranty is made with respect to any Tribunal other than the FCC and other
United States Tribunals; HOWEVER, Purchaser has no knowledge that any filing or registration with, or authorization, consent or approval of, any Tribunal other than the FCC and any other United
States Tribunal is required in connection with Purchaser's execution or consummation of this Agreement.

          (c) Except (i) as set forth in SCHEDULE 5.2, (ii) for violations or conflicts that in the aggregate would not constitute a Material Adverse Event, and (iii) for violations or conflicts that will be cured, waived or terminated prior to the Closing, neither the execution and delivery of this Agreement by Purchaser, nor the consummation of the transactions contemplated hereby by Purchaser, will (x) violate or conflict with any provision of the charter documents of Purchaser, or (y) violate or conflict with any provision of Law imposed by, or judgment, decree, injunction or other decision issued by, any United States Tribunal which is or may be applicable to Purchaser.

          (d) Except (i) as set forth in SCHEDULE 5.2 and (ii) for any violations, conflicts, breaches, defaults, rights or penalties that in the aggregate do not exceed $500,000, neither the execution and delivery of this Agreement by Purchaser, nor the consummation of the transactions contemplated hereby by Purchaser, will, to the best of Purchaser's knowledge, violate or conflict with, or result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of cancellation, termination or acceleration of, or result in the creation of any Lien on any of the assets of Purchaser under, the terms, conditions or provisions of (x) any loan or credit agreement, security agreement, mortgage, indenture or any other agreement or instrument evidencing indebtedness for money borrowed to which Purchaser is a party or by which Purchaser is bound or (y) any lease, license, contract or other agreement or instrument to which Purchaser is a party or by which Purchaser is bound.

     5.3 CAPITALIZATION. The Form 10-K contains a description of the authorized capital stock of Purchaser and the number of shares of such capital stock that are issued and outstanding, and the number of treasury shares held, as of December 31, 1995. Except as set forth in SCHEDULE 5.3, Purchaser has no other capital stock authorized or issued, and Purchaser has no other treasury shares. All shares of capital stock of Purchaser which are outstanding as of the Effective Date are duly authorized, validly issued, fully paid and nonassessable (subject to SECTION 630 of the New York Business Corporation Law), and have not been issued in violation of any preemptive rights.

     5.4 FINANCIAL STATEMENTS. Purchaser has delivered to Sellers the audited financial statements of Purchaser and its consolidated Subsidiaries for the fiscal year ended December 31, 1995, contained in the Form 10-K (the "PURCHASER FINANCIAL STATEMENTS"). The Purchaser Financial Statements were prepared in conformity with GAAP; and to the best of Purchaser's knowledge, the Purchaser Financial Statements fairly present in all material respects the consolidated financial position of Purchaser as of the date thereof and the related consolidated results of operations, stockholders' equity and cash flows for and during the period covered thereby.

     5.5 NO ADVERSE CHANGE. Except as set forth in SCHEDULE 5.5, since December 31, 1995, there has not been (i) any material adverse change in the financial condition, business, properties, assets or results of operations of Purchaser (financial or otherwise) other than changes in the ordinary course of business or changes resulting from general economic factors or regulatory changes affecting the telecommunications industry in general;
(ii) any material loss or damage (whether or not covered by insurance) to any of the assets of Purchaser which materially affects or impairs the ability of Purchaser to conduct its business as previously conducted; (iii) any sale or transfer of any material portion of the assets of Purchaser; (iv) any material change in the accounting systems, policies or practices of Purchaser; or (v) any entry into or termination of any material commitment, contract, agreement, or transaction by Purchaser other than in the ordinary course of business.

     5.6 BROKER'S AND FINDER'S FEE. No agent, broker, employee, officer, stockholder or other person or entity acting or claiming on behalf of, or by, through or under the authority of, Purchaser is or will be entitled to any commission or broker's or finder's fee from Purchaser in connection with this Agreement or any of the transactions contemplated hereby.

     5.7  COMPLIANCE WITH LAWS.  To the knowledge of Purchaser,
(x) Purchaser possesses all necessary authorizations, licenses and permits necessary to permit Purchaser to conduct its businesses as currently, and as proposed to be, conducted, (y) all such authorizations, licenses and permits are in full force and effect, except where such failure to have such authorization, license or permit would not constitute a Material Adverse Event, and (z) Purchaser is not in violation in any material respect of any applicable Law the failure to comply with which would constitute a Material Adverse Event, nor is Purchaser in violation of any judgment, injunction, order or decree of any Tribunal which is applicable to Purchaser or the conduct of Purchaser's business. No representation or warranty is made with respect to compliance with or violation of any Laws in effect in any country other than the United States or as to any judgment, injunction, order or decree of any Tribunal other than a United States Tribunal; HOWEVER, Purchaser has no knowledge of any such failure to comply with, or violation of, any such Laws nor of the existence of any such judgments, injunctions orders or decrees.

     5.8 INVESTMENT REPRESENTATIONS. The Purchaser (or its wholly-owned subsidiary) will acquire the CNSI Shares for its own account for investment and not with a view to the resale or distribution thereof. Purchaser (or its wholly-owned subsidiary) will not transfer or otherwise dispose of the CNSI Shares, or any interest therein, in such manner as to violate any provisions of the Securities Act or any other United States Securities Law regulating the disposition thereof. Purchaser agrees that the certificates representing the CNSI Shares may bear legends to the effect that such shares have not been registered under the Securities Act or such other United States Securities Laws, and that no interest therein may be transferred or otherwise disposed of in violation of the provisions thereof or of any rules and regulations issued thereunder. Purchaser understands that it (or its wholly-owned subsidiary) must bear the economic risk of its investment in the CNSI Companies for an indefinite period, as the CNSI Shares cannot be sold unless they are subsequently registered under the Securities Act and qualified under United States Securities Laws or an exemption from such registration and qualification is available. Purchaser acknowledges that no public market for the CNSI Shares presently exists and none may develop in the future.

     5.9 DUE DILIGENCE INVESTIGATION. Purchaser has undertaken and completed a due diligence investigation of the CNSI
Companies, and, except as set forth in SCHEDULE 5.9, (x) has been provided with all information concerning the CNSI Companies and their business as Purchaser has requested, (y) has had access to all officers, employees, agents and representatives of the CNSI Companies as Purchaser has requested and (z) is satisfied with the results of its due diligence investigation; PROVIDED, HOWEVER, that this SECTION 5.9 shall in no way limit or modify the conditions to obligations of Purchaser set forth in ARTICLE 9.

     5.10 INQUIRY WITH RESPECT TO REPRESENTATIONS AND WARRANTIES. All representations and warranties of Purchaser contained in this
ARTICLE 5 that are stated to be "to the best knowledge," or "to the knowledge" of Purchaser (or words of like effect) are so stated based upon Purchaser's actual knowledge, but in each case after Purchaser has made, or has caused to be made on its behalf, reasonable inquiries with respect to the matters covered thereby.

                            ARTICLE 6
           COVENANTS OF SELLERS AND THE CNSI COMPANIES

     Between the Effective Date and the Closing Date, inclusive, the CNSI Companies (and to the extent expressly stated, Sellers) will comply with the following covenants and agreements, except to the extent Purchaser may agree otherwise in writing:

     6.1 AFFIRMATIVE COVENANTS. Subject to the terms and conditions stated herein, Sellers and the CNSI Companies will take every action reasonably required of Sellers and the CNSI Companies to satisfy the conditions to Closing set forth in this Agreement on or before the Closing Date and will exert all reasonable efforts to cause the transactions contemplated by this Agreement to be consummated.

     6.2 DELIVERY OF SCHEDULES, ACCESS AND INFORMATION. The CNSI Companies will deliver all schedules, documents, instruments and other information required to be delivered after the Effective Date pursuant to this Agreement in the form and on or before any specified dates set forth in this Agreement, and will exert reasonable efforts to provide such detail and back-up information, calculations and schedules as reasonably may be requested by Purchaser. The CNSI Companies will afford to Purchaser and its representatives reasonable access during reasonable hours throughout the period prior to the Closing to all properties, books, contracts, commitments, computer programs and data, reports, manuals and records (including but not limited to Tax Returns), and to personnel and consultants, of the CNSI Companies, and during such period, will furnish promptly to Purchaser all other information concerning the business, properties and personnel of the CNSI Companies as Purchaser may reasonably request. Purchaser will maintain the confidentiality of all such information as required by SECTION 7.5 hereof.

     6.3 NO SOLICITATION. Until the earlier of the Closing or the termination of this Agreement pursuant to ARTICLE 12, the CNSI Companies and Sellers, and those acting on behalf of them, will not, directly or indirectly, solicit, encourage or initiate any discussion with, or negotiate or otherwise deal with, or provide any information to, any Person other than Purchaser and its representatives concerning any merger, sale of assets (other than sales of assets in the ordinary course of business), or similar transaction involving the CNSI Companies, or sale of any capital stock of the CNSI Companies, or any interest therein. Sellers or the CNSI Companies, as the case may be, will notify Purchaser immediately upon receipt of any offer or proposal relating to any of the foregoing and such notice will describe the terms thereof and identify the party or parties thereto.

     6.4 CONDUCT OF BUSINESS PRIOR TO CLOSING. Sellers and the CNSI Companies agree that, prior to the consummation of this Agreement or to the termination of this Agreement pursuant to its terms, unless Purchaser otherwise consents in writing (which consent will not be unreasonably withheld or delayed), and except as otherwise contemplated by this Agreement, each of the following will be complied with:

          (a) The business of the CNSI Companies will be conducted in the ordinary and usual course and the CNSI Companies will use reasonable best efforts to keep intact their business organizations and good will, to keep available the services of their respective officers and employees and to maintain good relationships with suppliers, lenders, creditors, distributors, employees, customers and others having business or financial relationships with them, and Sellers or the CNSI Companies will notify Purchaser of any event, occurrence or emergency material to, and not in the ordinary and usual course of business of, the CNSI Companies.

          (b) The CNSI Companies shall not (i) amend their respective articles of incorporation or bylaws (or other charter documents), (ii) split, combine or reclassify any of their outstanding securities or (iii) declare, set aside or pay any dividend or other distribution on, or make, agree or commit to make any exchange for or redemption of, any of their outstanding securities;

          (c) The CNSI Companies will not issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of, their capital stock of any class;

          (d) Except for (i) Indebtedness existing on February 29, 1996, and reflected on CNSI's Financial Statements as of such date, as such Indebtedness may be renewed or extended (including, but without limitation, the renewal, extension and modification of certain indebtedness owed by CNSI to R. Rowland, as contemplated by SECTION 9.1(n)), and
     (ii) accounts payable and other trade payables incurred in the ordinary course of business, the CNSI Companies have not created, incurred, or assumed, and will not create, incur or assume any long-term or short-term Indebtedness for money borrowed or make any capital expenditures or commitments for capital expenditures in excess of $50,000 individually or $250,000 in the aggregate between the Effective Date and the Closing.

          (e) Except as set forth in SCHEDULE 6.4(e), the CNSI Companies will not (i) adopt, enter into or amend any bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination or other employee benefit plan, agreement, trust fund or arrangement for the benefit or welfare of any officer, director or employee of the CNSI Companies or (ii) agree to any increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, director or employee of the CNSI Companies;

          (f) Other than in the ordinary course of business, the CNSI Companies will not sell, lease, mortgage, encumber or otherwise dispose of or grant any Lien in any of their assets or properties except for Permitted Liens;

          (g) The CNSI Companies will not incur or modify any contingent liability as a guarantor or otherwise with respect to the obligations of third parties or as required by Law;

          (h) The CNSI Companies will not prepay any loans, including, without limitation, loans from any stockholders, officers, directors or employees, and will not make any principal payments on any outstanding loans from any Seller or make any change in their borrowing arrangements or modify, terminate or vary any Material Agreement in a manner that is adverse to any CNSI Company or release or assign any rights or claims under any Material Agreement.

          (i) The CNSI Companies will file (or extend the date for filing) when due all United States federal, state, and local Tax Returns, reports and declarations required to be filed by any of them, and will pay, or make full and adequate provision for the payment of, all Taxes due from or payable by any of them;

          (j) The CNSI Companies will exert reasonable efforts to comply, and, in relation to any contract or agreement between customers of the CNSI Companies and the CNSI Companies or otherwise pertaining to the business relationship between such customers and the CNSI Companies, to cause customers of the CNSI Companies to comply, in all material respects with all Laws applicable to them and their operations;

          (k) The CNSI Companies will maintain in full force and effect insurance coverage of a type and amount customary in their businesses, but not less than that presently in effect;

          (l) The CNSI Companies will not make any change in any method of reporting income or expenses for United States federal income Tax purposes; and

          (m) The CNSI Companies will not knowingly take any action which would prevent compliance with any of the conditions in ARTICLES 8 OR 9 of this Agreement.

     6.5 CONSENTS AND APPROVALS. Sellers and the CNSI Companies will use reasonable efforts to obtain all necessary consents and approvals required for their performance under this Agreement and the transactions contemplated hereby, including, without limitation, the consents referred to in SECTION 4.3 and, if required by applicable Laws or any agreement restricting the transfer or ownership of any of the CNSI Shares, the consent of any Outside Shareholders to the transfer of the CNSI Shares to Purchaser (or its wholly-owned subsidiary). Sellers and the CNSI Companies will diligently and promptly proceed immediately after the Effective Date to make all filings, applications, statements and reports to all Tribunals which are required to be made prior to the Closing Date by or on behalf of them pursuant to any applicable Law in connection with this Agreement and the transactions contemplated hereby and will use best efforts to pursue the taking of all action necessary to obtain approval of the transactions contemplated herein by the telecommunication regulatory authorities of any jurisdiction in which the CNSI Companies conduct business. As required in connection with the performance of this Agreement by Sellers and the CNSI Companies, Sellers and the CNSI Companies will provide such other information and communications to all such Tribunals as Purchaser may reasonably request. Between the Effective

Date and the Closing Date, the CNSI Companies will promptly provide Purchaser with copies of all correspondence and filings to or from all Tribunals relating to the CNSI Companies (other than consumer and customer rate and billing complaints submitted to or filed with Tribunals).

     6.6  PRESS RELEASE.   As soon as reasonably practicable
after the signing of this Agreement, Purchaser may cause a press release (the "PRESS RELEASE") to be issued announcing the execution of this Agreement and the proposed acquisition and the anticipated business relationships between and among the parties hereto, it being understood and agreed that the contents of the Press Release shall be mutually agreed upon, in writing, by the parties hereto, such approval to be subject to the PROVISO contained in SECTION 7.6.

     6.7  FINANCIAL INFORMATION.  Sellers will cause the CNSI
Companies to, and the CNSI Companies will, deliver the Unaudited
Financial Statements required to be delivered pursuant to
SECTION 4.5(c).

     6.8 NEGATIVE WORKING CAPITAL AMOUNT AND OTHER AMOUNTS DUE. Prior to Closing, CNSI will use reasonable best efforts to reduce its Negative Working Capital to an amount of not more than $3,300,000.00 (the "NEGATIVE WORKING CAPITAL ALLOWABLE").
Sellers shall deliver to Purchaser three business days prior to Closing, a good faith best estimate prepared by Sellers of Negative Working Capital and Other Amounts Due ("the CLOSING ESTIMATE"). Determination of the actual amount of CNSI's Negative Working Capital at Closing will be made by Purchaser within 75 days following the Closing Date and provided to Sellers by reasonably applying CNSI's past accounting practices and GAAP (the "FINAL CLOSING ADJUSTMENT"). Negative Working Capital for purposes of the Closing Estimate and the Final Closing Adjustment shall be computed before any accrual or payment of amounts required to (i) make cash payments to Sellers for Taxes due by reason of the forgiveness of all Indebtedness owed by Sellers to CNSI which Taxes shall be computed by reference to the excess of the taxable income resulting from such forgiveness over any 1996 sub-chapter S losses that Sellers are able to deduct on their tax returns, and (ii) make cash payments to Sellers for the payment of 1996 sub-chapter S tax liabilities (clause (i) and (ii) collectively are referred to as "OTHER AMOUNTS DUE"), and CNSI will use reasonable good faith efforts to limit the sum of Other Amounts Due to no more than $900,000 (subject to Section 16.15) (the "OTHER AMOUNTS DUE ALLOWABLE"). CNSI agrees to use its reasonable best efforts to reduce the Other Amounts Due by the application of acceptable accounting treatment of items (i) and
(ii)to preserve the most cash possible and reduce the Other Amounts Due prior to Closing. Should the Closing Estimate reflect that the aggregate of (i) Negative Working Capital and
(ii) Other Amounts Due exceeds $4,200,000, then the amount of such excess shall be deducted from the Purchase Price. In the event the Final Closing Adjustment exceeds the Closing Estimate, Purchaser shall be entitled to receive from the escrow held by the Escrow Agent, on or before the Initial Release Date, such number of Holdback Shares as is equal to the amount of such excess divided by the Market Value of the Shares as of the Effective Date.

     6.9 EXPENSES. Whether or not this Agreement is consummated, all costs and expenses incurred by the CNSI
Companies and by Sellers in connection with this Agreement and the transactions contemplated hereby, including but not limited to legal and accounting fees, will be paid by CNSI; PROVIDED, that CNSI will not pay in excess of $35,000 of such costs and expenses incurred by Sellers in connection with this Agreement and the transactions contemplated hereby (and Sellers will be responsible for any such costs and expenses that exceed $35,000), which amount shall be accrued on the Closing Balance Sheet.

     6.10 UNTRUTH OF REPRESENTATIONS AND WARRANTIES. Promptly upon any Seller or the CNSI Companies becoming aware that any of the representations and warranties of Sellers contained in this Agreement was untrue in any material respect when made, or of any event which would cause Sellers to be unable to deliver the certificates contemplated by SECTION 9.1(e) hereof, Sellers will give detailed written notice thereof to Purchaser and will use all commercially reasonable efforts to prevent or promptly remedy the same if it can be remedied.

     6.11 NO TRANSFER OF SHARES. Unless and until this Agreement is terminated, no Seller will directly or indirectly exchange, transfer, assign, pledge or encumber any of the CNSI Shares owned by such Seller, nor will any Seller grant, directly or indirectly, any right to acquire, dispose of, vote or otherwise control in any manner such CNSI Shares.

     6.12 TRANSFER TAXES. Sellers will be responsible for and will pay all stock transfer Taxes levied or to be levied on Sellers by any Tribunal having jurisdiction with respect to the sale of the Shares.

     6.13 DELIVERY OF BOOKS AND RECORDS. At the Closing, Sellers will deliver to Purchaser all original books and records which relate to the CNSI Shares, the CNSI Companies or the Subsidiaries.

     6.14 CONFIDENTIALITY. Unless otherwise required by Law, Sellers and the CNSI Companies will hold in confidence all confidential information that has been disclosed by Purchaser and will not use any such confidential information, or disclose any such confidential information to other Persons, except in connection with the transactions contemplated by this Agreement, until such time as such information is otherwise publicly available; PROVIDED, HOWEVER, that this sentence will not apply to any information that becomes generally available to the public, was available on a non-confidential basis to Sellers or the CNSI Companies prior to its disclosure pursuant hereto, or becomes available on a non-confidential basis from a third party who is not bound to keep such information confidential. In the event of the termination of this Agreement, Sellers and the CNSI Companies will, and will cause their representatives to, deliver to Purchaser or destroy all documents, work papers and other material, and all copies thereof, obtained by any of them or on their behalf from Purchaser as a result of this Agreement or in connection herewith, whether obtained before or after the execution hereof. Sellers and the CNSI Companies agree that Purchaser will have standing and may avail itself of any remedy at law or in equity, including an action for injunctive relief, in the event of a breach or threatened breach by Purchaser of any
of the provisions of this SECTION 6.14.   The obligations of
Sellers and the CNSI Companies under this SECTION 6.14 will survive termination of this Agreement for any reason whatsoever and will remain in effect until April 15, 1998, if this Agreement is terminated. In the event this Agreement is terminated, Sellers and the CNSI Companies agree that none of them will solicit key employees of Purchaser or accept solicitations from key employees of Purchaser.

     6.15 UPDATING OF EXHIBITS AND SCHEDULES. Purchaser, Sellers and the CNSI Companies acknowledge that the information provided to Purchaser in the various Schedules attached to this Agreement may change in certain respects after the Effective Date and prior to the Closing Date. In an effort to keep Purchaser reasonably informed of such changes, Sellers will notify Purchaser of any material changes, additions or events which may cause any material change in or addition to the Schedules delivered by them under this Agreement promptly after the occurrence of the same and again at the Closing by delivery of appropriate updates to all such Schedules. No notification of a change or addition to a Schedule made pursuant to this SECTION 6.15 will be deemed to cure any misrepresentation or breach of any warranty resulting from such change or addition unless Purchaser agrees thereto in writing, nor will any such notification be considered to constitute or give rise to a waiver by Purchaser of any condition set forth in this Agreement. Nothing contained herein will be deemed to create or impose on Purchaser any duty to examine or investigate any matter or thing for the purposes of verifying the representations and warranties made by Sellers herein. Purchaser will not be deemed to have waived any misrepresentation or breach of warranty unless and until Purchaser has actual knowledge of such misrepresentation or breach of warranty and executes such waiver in writing.

     6.16 COOPERATION OF SELLERS. Sellers will use all reasonable efforts and shall cause the CNSI Companies to cooperate with Purchaser and Counsel to Purchaser, and Purchaser's accountants and agents, in carrying out the transactions contemplated by this Agreement, and in delivering all documents and instruments deemed reasonably necessary or useful by Counsel to Purchaser including, without limitation, the filing of a Notification and Report Form pursuant to HSR as soon as practicable after the Effective Date but in no event later than April 30, 1996.

     6.17 UTILIZATION OF S CORPORATION TAX BENEFITS. Sellers will use their best efforts to utilize all Tax benefits that may be available to them by virtue of their ownership of CNSI Shares under applicable Tax Laws on or prior to the Closing Date.


                            ARTICLE 7
                      COVENANTS OF PURCHASER

     Between the Effective Date and the Closing Date, inclusive,
Purchaser will comply with the following covenants and agreements, except to the extent Sellers may otherwise consent in writing:

     7.1 AFFIRMATIVE COVENANTS. Subject to the terms and conditions stated herein, Purchaser will take every action reasonably required of it to satisfy the conditions to Closing set forth in this Agreement on or before the Closing Date and will exert all reasonable efforts to cause the transactions contemplated by this Agreement promptly to be consummated.

     7.2 COOPERATION OF PURCHASER. Purchaser will use all reasonable efforts to cooperate with Sellers and Counsel to Sellers, and the CNSI Companies and Counsel to CNSI Companies, and their respective accountants and agents, in carrying out the transactions contemplated by this Agreement, and in delivering all documents and instruments deemed reasonably necessary or useful by Counsel to Sellers and/or Counsel to CNSI Companies including, without limitation, the filing of a

Notification and Report Form pursuant to HSR as soon as practicable after the Effective Date but in no event later than April 30, 1996.

     7.3 EXPENSES. Whether or not this Agreement is consummated, all costs and expenses incurred by Purchaser in connection with this Agreement and the transactions contemplated hereby will be paid by Purchaser.

     7.4  CONSENTS AND APPROVALS.   Purchaser will use reasonable
efforts to obtain all necessary consents and approvals required for its performance under this Agreement and the transactions contemplated hereby. Purchaser will diligently and promptly proceed immediately after the Effective Date to make all filings, applications, statements and reports to all Tribunals which are required to be made prior to the Closing Date by or on behalf of it pursuant to any applicable Law in connection with this Agreement and the transactions contemplated hereby including, without limitation, the consents referred to in SCHEDULE 7.4, and will use best efforts to pursue the taking of all action necessary to obtain approval of the transactions contemplated herein by the telecommunication regulatory authorities of any jurisdiction in which the CNSI Companies conducts business. As required in connection with the performance of this Agreement, Purchaser will promptly provide such information and communications to Tribunals, including, without limitation, telecommunication Tribunals in any jurisdiction in which the CNSI Companies conduct business, as such Tribunals reasonably may request. Purchaser will not be required to cure any existing regulatory compliance requirements in order to obtain such consents and approvals. Within 10 business days after the written request of Sellers, Purchaser will provide to Sellers a status report as to all such filings and approvals.

     7.5 CONFIDENTIALITY. Unless otherwise required by Law, Purchaser will hold in confidence all confidential information that has been disclosed by Sellers and the CNSI Companies and will not use any such confidential information, or disclose such confidential information to other Persons, except in connection with the transaction contemplated by this Agreement, until such time as such information is otherwise publicly available; PROVIDED, HOWEVER, that this sentence will not apply to any information that becomes generally available to the public, was available on a non-confidential basis to Purchaser prior to its disclosure pursuant hereto, or becomes available on a non-confidential basis from a third party who is not bound to keep such information confidential. In the event of the termination of this Agreement, Purchaser will, and will cause its representatives to, deliver to CNSI or destroy all documents, work papers, and other material, and all copies thereof, obtained by Purchaser or on its behalf from Sellers or the CNSI Companies as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof. Purchaser agrees that Sellers and the CNSI Companies will have standing and may avail themselves of any remedy at law or in equity, including an action for injunctive relief, in the event of a breach or threatened breach by Purchaser of any of the provisions of this
SECTION 7.5.   The obligations of Purchaser under this SECTION
7.5 will survive termination of this Agreement for any reason whatsoever and will remain in effect until April 15, 1998, if this Agreement is terminated. In the event this Agreement is terminated, Purchaser agrees that it will not solicit CNSI key employees or accept solicitations from CNSI key employees (other than employees whose employment has been terminated by CNSI), so long as Sellers continue to hold a majority of the CNSI Shares.

     7.6 PUBLICITY. Prior to the Closing, any public statement or announcement by Purchaser, including but not limited to any written news releases by Purchaser, pertaining to this Agreement or the transactions contemplated hereby will be submitted to Sellers and to the CNSI Companies for review and approval prior to their release by Purchaser, and will be released only in a form reasonably approved by Sellers and the CNSI Companies; PROVIDED, HOWEVER, that (i) such approval will not be unreasonably withheld and (ii) such review and approval will not be required of statements and announcements by Purchaser if prior review and approval would prevent the timely and accurate dissemination of such statements and announcements as required to comply, in the judgment of Counsel to Purchaser, with any applicable Law.


                            ARTICLE 8
               CONDITIONS TO OBLIGATIONS OF SELLERS

     8.1 CONDITIONS TO OBLIGATIONS OF SELLERS. The obligations of Sellers to consummate the transactions contemplated by this Agreement will be subject to the fulfillment at or prior to the Closing of the following conditions, unless Sellers waive such fulfillment in whole or in part in writing:

          (a) This Agreement and the transactions contemplated hereby shall have received all approvals, consents, authorizations and waivers from Tribunals and other third parties (including those set forth on Schedule 4.3 and including without limitation (i) Sirrom Capital, (ii) lenders, holders of debt securities and lessors, (iii) the Board of Directors of Purchaser and (iv) the shareholders of Purchaser (if required under applicable Laws)) required by Law or contract to consummate this Agreement and required to keep all certificates of authority and licenses held by the CNSI Companies in full force and effect after the Closing;

          (b) There shall not be in effect a restraining order, a preliminary or permanent injunction or other order by any Tribunal which prohibits the consummation of the transactions contemplated by this Agreement and no action or proceeding shall have been instituted and remain pending before any Tribunal seeking such relief or seeking damages in respect to this Agreement or the consummation of the transactions contemplated by this Agreement;

          (c) Purchaser shall have performed, complied with and satisfied in all material respects its agreements, covenants and obligations contained in this Agreement required to be performed, complied with and satisfied at or prior to the Closing and shall have complied with all material Laws relating to the transactions contemplated by this Agreement;

          (d) The representations and warranties of Purchaser set forth in this Agreement shall be true in all material respects as of the Closing Date as if made as of such time;

          (e) Sellers shall have received from Purchaser an officers' certificate, executed by an authorized officer of Purchaser (in his capacity as such), dated the Closing Date, as to the satisfaction of the conditions stated in this
     SECTION 8.1 (to the best of knowledge where appropriate);

          (f) Sellers shall have received an opinion, dated the Closing Date, of Counsel to Purchaser, substantially in the form of EXHIBIT C.

          (g) The Board of Directors of Purchaser shall have taken all necessary corporate action to provide for the issuance of the shares of AMNEX Common Stock and the Warrants, as contemplated by this Agreement, and shall have complied with all applicable Laws related to the due authorization and issuance to Sellers of such shares and Warrants.

          (h) Since the Effective Date, there shall not have been any Material Adverse Change in, or other event or condition of any character which in any one case or in the aggregate has a Material Adverse Effect, or reasonably can be expected in any one case or in the aggregate to have a Material Adverse Effect in the future related to, the condition (financial or otherwise), assets, liabilities, results of operations, or business of Purchaser (except for legislative or regulatory changes related to the telecommunications industry generally); and

          (i) The waiting period applicable to the consummation of the transactions contemplated by this Agreement under HSR shall have expired or been terminated.

          (j) Arrangements satisfactory to Purchaser and Sellers concerning the disposition or exercise of the Sirrom
     Warrants shall have been made.

          (j) Arrangements satisfactory to Purchaser and Sellers concerning the matters referred to in SECTION 16.15 shall have been made.

                            ARTICLE 9
              CONDITIONS TO OBLIGATIONS OF PURCHASER

     9.1 CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to consummate the transactions contemplated by this Agreement will be subject to the fulfillment at or prior to the Closing of the following conditions, unless
Purchaser waives such fulfillment in whole or in part in writing:

          (a) This Agreement and the transactions contemplated by this Agreement shall have received all approvals, consents, authorizations and waivers from Tribunals and other third parties (including the shareholders of Purchaser, if necessary, and lenders, holders of debt securities and lessors) required by Law or contract to consummate this Agreement and required to keep all certificates of authority and licenses held by the CNSI Companies in full force and effect after the Closing;

          (b) There shall not be in effect a restraining order, a preliminary or permanent injunction or other order by any Tribunal which prohibits the consummation of the transactions contemplated by this Agreement and no action or proceeding shall have been instituted or remain pending before any Tribunal seeking such relief or seeking damages in respect to this Agreement or the consummation of the transactions contemplated by this Agreement;

          (c) Sellers shall have performed, complied with and satisfied in all material respects each of their agreements, covenants and obligations contained in this Agreement required to be performed, complied with and satisfied on or prior to the Closing and shall have complied with all Laws relating to the transactions contemplated by this Agreement;

          (d) The representations and warranties of Sellers set forth in this Agreement shall be true in all material respects as of the Effective Date and as of the Closing as if made as of such time;

          (e) Purchaser shall have received from Sellers a certificate, dated the Closing Date, executed by Sellers, and officers' certificates, executed by duly authorized officers of the CNSI Companies (in their capacity as such), dated the Closing Date, as to the satisfaction of the conditions of this SECTION 9.1 (to the best of knowledge where appropriate);

          (f) Purchaser shall have received an opinion, dated the Closing Date, of Counsel to Sellers, substantially in the form of EXHIBIT D.

          (g) Since the Effective Date, there shall not have been any Material Adverse Change in, or other event or condition of any character which in any one case or in the aggregate has a Material Adverse Effect (including, without limitation, arising from any matters disclosed on Schedules delivered to Purchaser pursuant to SECTION 1.2 or SECTION 6.15), or reasonably can be expected in any one case or in the aggregate to have a Material Adverse Effect in the future related to, the condition (financial or otherwise), assets, liabilities, results of operations, or business of the CNSI Companies.

          (h) None of the permits, certificates of authority or licenses of the CNSI Companies listed on SCHEDULE 4.3 shall have been canceled, revoked or suspended and no Tribunal shall have instituted any proceeding, or given notice to the CNSI Companies that it intends to institute any proceeding, to take such action or to place the CNSI Companies in a conservatorship or receivership due to its financial condition or failure to comply or satisfy any Law;

          (i) At the Closing, each Seller shall perform his or her respective obligations of and actions to be taken by all the Sellers at the Closing as described in this Agreement;

          (j) At or prior to the Closing, the CNSI Companies shall have received (and delivered copies thereof to Purchaser) duly executed resignation letters from all directors and officers of the CNSI Companies pursuant to which such individuals resign as directors and officers of the CNSI Companies effective as of the Closing;

          (k) At or prior to the Closing, since the Effective Date there shall have been no material legislative or regulatory changes related to the telecommunications industry in the United States or Mexico which would have a Material Adverse Effect on the CNSI Companies;

          (l) On or prior to the Effective Date, the board of directors of each CNSI Company shall have duly approved, in accordance with the provisions of the bylaws or articles of incorporation or applicable charter documents of that CNSI Company, the execution of this Agreement and the consummation of the transactions contemplated by this Agreement; and on or before the Closing Date the board of directors of each CNSI Company shall have duly approved the registration in the register of members or stockholders, of the transfer to and registration of Purchaser (or its wholly-owned subsidiary) or its nominee as the registered stockholder of those Shares forming the issued capital, or part of the issued capital, of that CNSI Company;

          (m) At or prior to the Closing, all loans and advances due from any Seller to the CNSI Companies which are set forth on SCHEDULE 9.1(m) shall have been forgiven and canceled;

          (n) At or prior to the Closing, CNSI shall have renewed, extended and/or modified the Indebtedness owed by CNSI to R. Rowland and described in SCHEDULE 9.1(n) (the "ROWLAND DEBT") by executing an amended and restated promissory note (the "ROWLAND RENEWAL NOTE") which, among other things, shall be in the stated principal amount of the sum of the outstanding principal balance of, and accrued but unpaid interest on, the Rowland Debt (but in no event more than $1,200,000), shall be payable to the order of R. Rowland, shall bear interest at the rate of 10.5% per annum with interest payable monthly, with principal only due and payable one year and 30 days after Closing and which shall be secured by a first priority perfected security interest in CNSI's commercial credit card receivables, including the reserve amounts held by the credit card billing company and processing bank, with regard to CNSI's credit card receivables;

          (o)  The J. Rowland Estate Debt shall be paid in full;

          (p) Purchaser shall invest in, or lend to, CNSI the Infused Funds Purchaser has committed to provide to CNSI, according to PARAGRAPH L of the Recitals of this Agreement;

          (q) Each Key Employee employed by CNSI at the Closing Date and any Key Employee at the Effective Date whose employment is terminated by CNSI after the Effective Date but prior to the Closing Date shall have executed and delivered a non-disclosure and non-competition agreement acceptable to Purchaser; (but such condition shall not apply to any Key Employee who voluntarily resigns from his or her employment with CNSI after the Effective Date but prior to the Closing Date);

          (r) CNSI shall have (x) disposed of its entire beneficial interest in Fulfillment Enterprises, Inc., a Texas corporation ("FEI"), (y) entered into an agreement to dispose of its beneficial interest in FEI, or (z) made other arrangements with respect to FEI that are satisfactory to Purchaser, and such disposition, agreement for disposition, or other arrangements shall be on terms acceptable to Purchaser in its reasonable discretion;

          (s) The Sellers who are the holders of shares of capital stock of Nat-Tel Communications, Inc., a Texas corporation ("NAT-TEL"), shall have (x) disposed of their entire beneficial interest in Nat-Tel, (y) entered into an agreement to dispose of their beneficial interest in Nat-Tel, or (z) made other arrangements with respect to Nat-Tel that are satisfactory to Purchaser, and such disposition, agreement for disposition or other arrangements shall be on terms acceptable to Purchaser;

          (t) The CNSI Shareholders Agreement shall have been terminated;

          (u) No options, warrants or other rights to acquire capital stock of any of the CNSI Companies shall be outstanding, including, without limitation, the Sirrom
     Warrants;

          (v) The 1995 Financial Statements, together with the report thereon by Price Waterhouse (subject only to a "going concern" qualification), shall have been delivered to Purchaser;

          (w) The waiting period applicable to the consummation of the transactions contemplated by this Agreement under HSR shall have expired or been terminated;

          (x) All Tax Returns and the payment of Taxes which are due on or prior to Closing with respect to CNM shall have been filed and paid and an annual meeting of shareholders of CNM in accordance with applicable laws of Mexico shall have been duly called and held;

          (y) Arrangements satisfactory to Purchaser and Sellers concerning the matters referred to in SECTION 16.15 shall have been made and CNSI shall have obtained and delivered to Purchaser a general release from Spectrum related to transactions between the CNSI Companies and Spectrum prior to the Effective Date; and

          (z) Arrangements satisfactory to Purchaser and Sellers concerning the disposition or exercise of the Sirrom
     Warrants shall have been made.


                            ARTICLE 10
                             CLOSING

     10.1 DATE OF CLOSING. Subject to ARTICLE 12, the Closing will take place at the offices of Kuperman, Orr, Mouer & Albers, P.C. in Austin, Texas, on the later to occur of 30 days after the Effective Date or (b) the date which is ten (10) business days after the date on which all Tribunal and third party consents necessary for the consummation of the transactions contemplated by this Agreement are obtained and all other conditions to Closing are satisfied but in no event later than June 30, 1996, unless extended by the mutual agreement of Purchaser and Sellers; PROVIDED,

HOWEVER, that this Agreement will terminate automatically and without further notice if the Closing has not occurred by June 30, 1996.

     10.2 ACTIONS BY SELLERS.  At the Closing, each Seller will:

          (a) STOCK. Deliver to Purchaser (or its wholly-owned subsidiary) the original certificates representing the CNSI Shares designated as owned by such Seller in the Recitals to this Agreement duly endorsed for transfer, or with appropriate stock powers, duly endorsed in blank by such Seller, together with original or certified copies of resolutions of the shareholders and directors of each CNSI Company, and if applicable the Outside CNSI Companies Shareholders, unconditionally consenting to and accepting the transfer and registration of the Shares in each CNSI Company, as appropriate, into the name of Purchaser (or its wholly-owned subsidiary);

          (b) CNSI SHAREHOLDERS AGREEMENT. Take such action as may be required to terminate the CNSI Shareholders
     Agreement;

          (c) OTHER AGREEMENTS. Perform or shall have performed all of the covenants and agreements contained in this Agreement to be performed or complied with by such Seller at or prior to the Closing hereunder, including, but without limitation, the execution and delivery of all agreements and other documents required to be executed and delivered pursuant to SECTION 9.1; and

          (d) BOOKS, RECORDS, AND PROPERTY. Deliver or shall have delivered all books and records and property as required to be delivered by Sellers under this Agreement.

     10.3 ACTIONS BY PURCHASER.  At the Closing, Purchaser will:

          (a) PAYMENT. Issue to the Sellers all the shares of AMNEX Common Stock and the Warrants called for by SECTION
     2.2 of this Agreement, and, subject to SECTION 6.8, deliver to Sellers certificates representing the Warrants and that number of the shares of AMNEX Common Stock having an aggregate Market Value of $8,000,000 at the Effective Date. In addition, Purchaser shall put the Holdback Shares into escrow with a national or state banking association acceptable to Sellers (the "ESCROW AGENT") and pursuant to an escrow agreement with the Escrow Agent that is acceptable to Purchaser and Sellers (escrow fees payable under such escrow agreement will be paid by Purchaser so long as such fees do not exceed $5,000 per year, and Sellers will be responsible for any escrow fees in excess of such amount). The Holdback Shares shall be that number of shares of AMNEX Common Stock issued to Sellers (but certificates for which have not been delivered to Sellers) having an aggregate Market Value of $7,000,000 at the Effective Date; and

          (b) OTHER AGREEMENTS. Perform or shall have performed all of the covenants and agreements contained in this Agreement to be performed or complied with by Purchaser at or prior to the Closing hereunder, including, but without limitation, all covenants and agreements related to the issuance and delivery of the shares of AMNEX Common Stock and the Warrants as contemplated by this Agreement.

     10.4 ACTIONS BY CNSI COMPANIES.   At the Closing, the CNSI
Companies will deliver to Purchaser all resolutions and certificates required to be delivered by them pursuant to, or in connection with, this Agreement.

     10.5 SIMULTANEOUS TRANSACTIONS. All transactions to be effected at the Closing will be deemed to have taken place simultaneously, and no transaction will be deemed to have been completed until all transactions are completed and all documents delivered.


                            ARTICLE 11
                INDEMNIFICATION: LIMITED SURVIVAL
            OF CERTAIN REPRESENTATIONS AND WARRANTIES

     11.1 INDEMNIFICATION BY SELLERS.

          (a) Subject to subsections (b) and (c) below, each Seller severally (in proportion to such Seller's Proportionate Interest) agrees to indemnify Purchaser and to hold it harmless from and against any Loss which Purchaser may suffer, sustain or become subject to, as a result of a Breach by Sellers or the CNSI Companies; PROVIDED, HOWEVER, that with respect to a Breach by a Seller of any representation, warranty or covenant contained in SECTION 3.1, 3.2 or 3.3 (an "ARTICLE 3 BREACH"), each Seller severally agrees to indemnify Purchaser and to hold it harmless from and against any Loss Purchaser may suffer or sustain or become subject to, as a result of an Article 3 Breach by such Seller which indemnification is not subject to limitations set forth in SECTIONS 11.1(b) or (c) or
     SECTION 11.2.

          (b) The indemnification provided in SECTION 11.1(a) is subject to the following limitations:

               (i)  Sellers shall be obligated pursuant to this
          SECTION 11.1 to honor an indemnity claim of Purchaser for Losses (x) only if, from the Closing Date to the date of such claim for indemnification, the aggregate amount of Losses, less the aggregate amount of Recoveries, exceeds the Deductible Amount and (y) then only to the extent of such excess amount, not to exceed the Maximum Loss Amount; and

               (ii) Sellers will not be liable for any Losses arising from any Breach unless an Indemnification Notice specifying the nature of the Breach and of the Losses for which payment or reimbursement is sought is given by Purchaser to Sellers prior to the expiration of the applicable representation or warranty as specified in SECTION 11.2.

          (c)  The maximum Losses for which Sellers,
     collectively, will be liable under this Agreement, whether for one or more Breaches, will be the Maximum Loss Amount;

     PROVIDED, HOWEVER, that the Maximum Loss Amount will not be in effect for Losses resulting from Breaches that are the result of fraudulent or intentional wrongdoing on the part of Sellers, if Sellers acknowledge fraudulent or intentional wrongdoing or if any Tribunal having jurisdiction determines that there has been fraudulent or intentional wrongdoing on the part of Sellers.

          (d) After Sellers have acknowledged in writing that they are indemnifying Purchaser with respect to any claim involving Litigation, Sellers will be entitled to assume the defense of any such Litigation, as provided in SECTION 11.3(c); PROVIDED, that Purchaser may at its election participate (at its own expense) in such defense to the extent that in its sole discretion it believes that such Litigation will materially affect its ongoing business or the ongoing business of the CNSI Companies. In addition, in the event of any audit or other administrative proceeding involving a claim for Taxes for which Sellers may be required to indemnify Purchaser, Purchaser will use (or will cause the CNSI Companies to use) reasonable efforts to defend such claim in good faith.

          (e) In an effort to provide assurance to Purchaser that there will be a source of payment for any Losses for which indemnification is required to be made under this
     SECTION 11.1, Sellers have agreed to defer receipt of the Holdback Shares until the Initial Release Date (at which time Holdback Shares with a Market Value at the Effective Date of $2,000,000, less any offsets against such Holdback Shares as provided in this Agreement, will be delivered to Sellers) and the Final Release Date (at which time the remaining Holdback Shares, less any offsets against such Holdback Shares as provided in this Agreement, will be delivered to Sellers). Purchaser will be entitled to utilize the Holdback Shares to offset any Losses (in excess of the Deductible Amount but no more than the Maximum Loss Amount) for which it is entitled to indemnification under this ARTICLE 11 (or pursuant to which Purchaser has given an Indemnification Notice) and by the amount, if any, by which the Negative Factor exceeds $4,200,000. The Holdback Shares shall be deemed to have a value equal to the Market Value of the Holdback Shares on the Effective Date at all times while they are held in escrow, notwithstanding that the actual Market Value thereof may differ at any particular date. Notwithstanding any other provision of this SECTION 11.1(e), Sellers shall have the right to pay their respective indemnification amounts pursuant to this SECTION
     11.1 wholly in cash or in any other form of immediately available funds acceptable to Purchaser. Any portion of the Holdback Shares remaining after the payment of any indemnification under this SECTION 11.1 will be released to Sellers in accordance with SECTION 2.2(c) OR (d) of this Agreement. Under no circumstances will Purchaser be entitled to seek personal recourse to any Seller, or to any assets of any Seller other than Holdback Shares for any indemnification under this Agreement except for indemnification for Losses resulting from the fraudulent conduct or intentional wrongdoing of Seller, or Article 3 Breaches, as provided in SECTION 11.3(c).

     11.2 SURVIVAL OF SELLERS' REPRESENTATIONS, WARRANTIES AND
COVENANTS. The representations, warranties and covenants of Sellers set forth in ARTICLES 3 AND 4 of this Agreement or in any certificate or other writing delivered to Purchaser pursuant to this Agreement will survive the Closing and the consummation of the transactions contemplated hereby for a period ending on the Final Payment Date (and will then terminate and be of no further force or effect) and will not be affected by any examination made for or on behalf of Purchaser; PROVIDED, HOWEVER, that there will be no such limitation with respect to any matters involving fraud or intentional wrongdoing or intentional omission or for
Article 3 Breaches and that, instead of the time limitation set forth above,
(i) the applicable time limitations for claims involving Taxes shall coincide with the applicable time limitations contained in the Code (including any extensions thereof), or any other applicable local, state, federal, or foreign Tax Law, and (ii) the applicable time limitations for claims relating to the representations and warranties set forth in Section 4.19 shall coincide with the applicable statutes of limitations (including any extensions thereof) under the Code, ERISA or other applicable law.

     11.3 SELLERS INDEMNIFICATION: NOTICE, PAYMENT AND DEFENSE OF
INDEMNIFICATION CLAIMS.

          (a) NOTICE. If either (i) a claim is made or brought by Purchaser as the result of a Breach resulting in Losses to Purchaser and Purchaser reasonably believes that such claim, if successful, would give rise to indemnification by Sellers under SECTION 11.1, or (ii) Purchaser becomes aware of facts or circumstances establishing that Purchaser has experienced or incurred Losses or may experience or incur Losses which will give rise to a right of indemnification under SECTION 11.1, then Purchaser shall provide an Indemnification Notice to Sellers as soon as reasonably practicable, but in no event later than 30 days after Purchaser has notice or acquires actual knowledge of such claim (provided, that failure timely to give such an Indemnification Notice will not limit Sellers' indemnification obligations hereunder except to the extent that the delay in giving, or failure to give, the Indemnification Notice adversely affects Sellers' ability to defend against the claim). To the extent reasonably practicable, the Indemnification Notice will describe the nature of the Breach giving rise to the claim and the Losses resulting from such Breach, and will include any relevant supporting documentation. If Sellers do not object within 30 days after receipt of an Indemnification Notice to the propriety of (i) the indemnification claims described in the Indemnification Notice as being subject to the right of indemnification pursuant to SECTION 11.1 and (ii) the amount of Losses specified in the Indemnification Notice, the indemnification claims described in the Indemnification Notice shall be a Permitted Indemnification Claim. If, however, Sellers contest the propriety of an indemnification claim described in an Indemnification Notice and/or the amount of Losses alleged to be owed as a result of the Breach forming the basis for the claim of indemnification, then Sellers shall deliver to Purchaser within 30 days after receipt of the Indemnification Notice, an Indemnification Objection Notice detailing all specific objections Sellers have with respect to the indemnification claims contained in the Indemnification Notice, and such disputed issues will be resolved pursuant to the dispute resolution procedures set forth in SECTION 11.7. Any undisputed indemnification claims contained in an Indemnification Notice shall be deemed to be final and binding upon Sellers and shall constitute a Permitted Indemnification Claim. If any disputed issues ultimately are resolved pursuant to the dispute resolution procedures in SECTION 11.7, and if such determination of the disputed issues results in all or any portion of an indemnification claim properly being subject to indemnification pursuant to SECTION 11.7, such indemnification claim or portion thereof shall be final and binding upon Sellers and shall constitute a Permitted Indemnification Claim.

          (b) PAYMENT. Sellers shall pay to Purchaser the entire amount of all Losses associated with any Permitted Indemnification Claim within 60 days after such claim is determined to be a Permitted Indemnification Claim, utilizing Holdback Shares or by payment in cash or in another form of immediately available funds acceptable to Purchaser as provided in SECTION 11.1(e). Purchaser shall be entitled to set-off from time-to-time the amount of any Permitted Indemnification Claim against the Holdback Shares if not paid by Sellers in cash prior to the date payment of any such Permitted Indemnification Claim is due; PROVIDED, that nothing contained in this paragraph or elsewhere in this Agreement will entitle Purchaser to receive more than the Maximum Loss Amount for all Permitted Indemnification Claims, regardless of when such Permitted Indemnification Claims arise or are satisfied; PROVIDED FURTHER, HOWEVER, there will be no such limitation with respect to any matters involving fraud or intentional wrongdoing or intentional omission or for Article 3 Breaches. If, as the result of Permitted Indemnification Claims arising from matters involving fraud, intentional wrongdoing, intentional omission, or Article 3 Breaches, the Permitted Indemnification Claims exceed the value of the Holdback Shares, the Sellers shall promptly pay Purchaser the amount of all Losses associated with the Permitted Indemnification Claims which exceed the value of the Holdback Shares, subject to the limitations on amount of claims contained in
     SECTION 11.1.

          (c) DEFENSE OF THIRD PARTY CLAIMS. If a third party claim related to a Breach by Sellers is made or brought against Purchaser, Purchaser, within 10 days of notice of such claim, shall advise Sellers of such claim in writing, discuss with Sellers the actions necessary to respond to such claim, and give Sellers 30 days to determine whether
     Sellers wish to defend such claim, and Sellers, at the election of any or more of them, shall be entitled to assume control of the defense of such claim, at such electing
     Seller's or Sellers' own expense and with counsel selected by Sellers and reasonably satisfactory to Purchaser, and to settle or compromise any such claim; PROVIDED that Purchaser at all times also shall have the right to participate fully in the defense of any such claim at its own expense. During the time provided to Sellers to assess whether Sellers wish to assume the defense of the claim, Purchaser shall take all appropriate steps to file an appropriate answer or otherwise respond in order to preserve all available defenses.
     Failure of Sellers to give Purchaser written notice of their election to defend such claim within 30 days after receipt of notice thereof from Purchaser shall be deemed a waiver by Sellers of their right to defend such claim. If Sellers shall elect not to assume the defense of such claim (or if Sellers shall be deemed to have waived their right to defend such claim by their failure to elect to defend such claim within 30 days as set forth above), Purchaser shall have the right, but not the obligation, to undertake the sole defense of, and to compromise or settle, the claim on behalf, for the account, and at the risk and expense of Sellers
     (including without limitation the payment by Sellers of the attorneys' fees of Purchaser); PROVIDED, HOWEVER, that if Purchaser undertakes the sole defense of such claim on behalf, for the account, and at the risk and expense of Sellers, it shall reasonably defend such claim in good faith and shall apprise Sellers from time to time as Purchaser deems appropriate, or upon the request of Sellers, of the progress of such defense. In the event that Purchaser desires to settle a claim, Purchaser shall send a written notice to Sellers of any proposed settlement or compromise, which settlement or compromise Sellers may reject, in their reasonable judgment, within 15 days after receipt of such notice. If Sellers reject the proposed settlement, Purchaser shall not proceed with the settlement so long as Sellers pay Purchaser's reasonable legal fees and expenses during the further progress of the dispute, and promptly reimburse Purchaser for the amount of any judgment for which Purchaser is ultimately found liable, consistent with the limits otherwise set forth herein, which exceed the amount of Purchaser's portion of the proposed settlement rejected by Sellers. If one or more of Sellers assumes the defense of any such claim, the obligation and authority of such Sellers hereunder as to such claim shall include taking reasonable steps necessary in the defense or settlement of such claim. Sellers, in the defense of any such claim, shall not consent to the entry of any judgment or enter into any settlement (except with the prior written consent of Purchaser) which does not include as an unconditional term thereof the giving by the claimant to Purchaser of a release from all liability in respect of such claim (which release shall exclude only any obligations incurred in connection with any such settlement). If the claim is one that cannot by its nature be defended solely by Sellers, then Purchaser shall make available, at Sellers' expense, all information and assistance that Sellers reasonably may request.

     11.4 INDEMNIFICATION BY PURCHASER.

          (a) Subject to subsections (b) and (c) below, Purchaser agrees to indemnify Sellers and to hold Sellers
     (or any of them) harmless from and against any Loss, which Sellers (or any of them) may suffer, sustain or become subject to, as a result of the Breach by Purchaser.

          (b) The indemnification provided in SECTION 11.4(a) is subject to the following limitations:

               (i)  Purchaser shall be obligated pursuant to this
          SECTION 11.4 to honor an indemnity claim of Sellers for Losses (x) only if, from the Closing Date to the date of such claim for indemnification, the aggregate amount of Losses, less the aggregate amount of Recoveries, exceeds the Deductible Amount and (y) then only to the extent of such excess amount, not to exceed the Maximum Loss Amount; and

               (ii) Purchaser will not be liable for any Losses arising from any Breach unless an Indemnification Notice specifying the nature of the Breach and of the Losses for which payment or reimbursement is sought is given by Sellers to Purchaser prior to the expiration of the applicable representation or warranty as specified in SECTION 11.5.

          (c) The maximum Losses for which Purchaser will be liable under this Agreement, whether for one or more Breaches, will be the Maximum Loss Amount; PROVIDED, HOWEVER, that the Maximum Loss Amount will not be in effect for Losses resulting from Breaches that are the result of fraudulent or intentional wrongdoing on the part of Purchaser, if Purchaser acknowledges fraudulent or intentional wrongdoing or any Tribunal having jurisdiction determines that there has been fraudulent or intentional wrongdoing on the part of Purchaser.

          (d) After Purchaser has acknowledged in writing that it is indemnifying Sellers with respect to any claim involving Litigation, Purchaser will be entitled to assume the defense of any such Litigation; PROVIDED, that Sellers may at their election participate (at their own expense) in such defense to the extent that in their sole discretion they believe that such Litigation will materially affect their ongoing business.

     11.5 SURVIVAL OF PURCHASER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants of Purchaser set forth in ARTICLE 5 of this Agreement or in any certificate or other writing delivered to Sellers pursuant to this Agreement will survive the Closing and the consummation of the transactions contemplated hereby for a period ending on the Final Payment Date (and will then terminate and be of no further force or effect) and will not be affected by any examination made for or on behalf of Sellers; PROVIDED, HOWEVER, that there will be no such limitation with respect to any matters involving fraud or intentional wrongdoing or intentional omission.

     11.6 PURCHASER INDEMNIFICATION: NOTICE, PAYMENT AND DEFENSE
OF INDEMNIFICATION CLAIMS.

          (a) NOTICE. If either (i) a claim is made or brought by Sellers as the result of a Breach resulting in Losses to Sellers and Sellers reasonably believe that such claim, if successful, would give rise to indemnification by Purchaser under SECTION 11.4, or (ii) Sellers become aware of facts or circumstances establishing that Sellers have experienced or incurred Losses or may experience or incur Losses which will give rise to a right of indemnification under SECTION 11.4, then Sellers shall provide an Indemnification Notice to Purchaser as soon as reasonably practicable, but in no event later than 30 days after Sellers have notice or acquire actual knowledge of such claim (provided, that failure timely to give such an Indemnification Notice will not limit Purchaser' indemnification obligations hereunder except to the extent that the delay in giving, or failure to give, the Indemnification Notice adversely affects Purchaser's ability to defend against the claim). To the extent reasonably practicable, the Indemnification Notice will describe the nature of the Breach giving rise to the claim, the Losses resulting from such Breach, and will include any relevant supporting documentation. If Purchaser does not object within 30 days after receipt of an Indemnification Notice to the propriety of (i) the indemnification claims described in the Indemnification Notice as being subject to the right of indemnification pursuant to SECTION 11.4 and (ii) the amount of Losses specified in the Indemnification Notice, the indemnification claims described in the Indemnification
     Notice shall be deemed to be a Permitted Indemnification
     Claim. If, however, Purchaser contests the propriety of an indemnification claim described in an Indemnification Notice and/or the amount of Losses alleged to be owed as a result of the Breach forming the basis for the claim of indemnification, then Purchaser shall deliver to Sellers within 30 days after receipt of the Indemnification Notice, an Indemnification Notice detailing all specific objections Purchaser has with respect to the indemnification claims contained in the Indemnification Notice, and such disputed issues will be resolved pursuant to the dispute resolution procedures set forth in SECTION 11.7. Any undisputed indemnification claims contained in an Indemnification
     Notice shall be deemed to be final and binding upon Purchaser and shall constitute a Permitted Indemnification Claim. If any disputed issues ultimately are resolved pursuant to the dispute resolution procedures in SECTION
     11.7, and if such determination of the disputed issues results in all or any portion of an indemnification claim properly being subject to indemnification pursuant to
     SECTION 11.7, such indemnification claim or portion thereof shall be final and binding upon Purchaser and shall constitute a Permitted Indemnification Claim.

          (b) PAYMENT. Purchaser shall pay to Sellers the entire amount of all Losses associated with any Permitted Indemnification Claim within 60 days after such claim is determined to be a Permitted Indemnification Claim. All such payments shall be made, at the option of Purchaser, (i) by delivery to Sellers of such number of shares of AMNEX Common Stock valued at their market value at the date of such payment as is equal to the amount of a Permitted Indemnification Claim or (ii) in United States dollars by delivery of certified or cashier's checks or via wire transfer to bank accounts designated by Sellers. Nothing contained in this paragraph or elsewhere in this Agreement will entitle Purchaser to receive more than the Maximum Loss Amount for all Permitted Indemnification Claims, regardless of when such Permitted Indemnification Claims arise or are satisfied.

          (c) DEFENSE OF THIRD PARTY CLAIMS. If a third party claim related to a Breach by Purchaser is made or brought against Sellers, Sellers, within 10 days of notice of such claim, shall advise Purchasers of such claim in writing, discuss with Purchaser the actions necessary to respond to such claim, and give Purchaser thirty days to determine whether Purchaser wishes to defend such claim, at Purchaser's own expense and with counsel selected by Purchaser and reasonably satisfactory to Sellers; PROVIDED that Sellers at all times also shall have the right to participate fully in the defense of any such claim at their own expense. During the time provided to Purchaser to assess whether Purchaser wishes to assume defense of the claim, Sellers shall take all appropriate steps to file an appropriate answer or otherwise respond in order to preserve all available defenses. Failure of Purchaser to give Sellers written notice of its election to defend such claim within 30 days after receipt of notice thereof from Sellers shall be deemed a waiver by Purchaser of its right to defend such claim. If Purchaser shall elect not to assume the defense of such claim (or if Purchaser shall be deemed to have waived its right to defend such claim by its failure to elect to defend such claim within 30 days as set forth above), Sellers shall have the right, but not the obligation, to undertake the sole defense of, and to compromise or settle, the claim on behalf, for the account, and at the risk and expense of Purchaser (including without limitation the payment by Purchaser of the attorneys' fees of Sellers); PROVIDED, HOWEVER, that if Sellers undertake the sole defense of such claim on behalf, for the account, and at the risk and expense of Purchaser, it shall reasonably defend such claim in good faith and shall apprise Purchaser from time to time as Sellers deem appropriate, or upon the request of Purchaser, of the progress of such defense. If Purchaser assumes the defense of such claim, the obligation of Purchaser hereunder as to such claim shall include taking reasonable steps necessary in the defense or settlement of such claim. Purchaser, in the defense of such claim, shall not consent to the entry of any judgment or enter into any settlement (except with the PRIOR written consent of Sellers) which does not include as an unconditional term thereof the giving by the claimant to Sellers of a release from all liability in respect of such claim (which release shall exclude only any obligations incurrred in connection with any such settlement). In the event Sellers desire to settle a claim, Sellers shall send a written notice to Purchaser of any proposed settlement or compromise, which settlement or compromise Purchaser may reject, in its reasonable judgment within 15 days after receipt of such notice. If Purchaser rejects the proposed settlement, Sellers shall not proceed with the Settlement so long as Purchaser pays Sellers' reasonable legal fees during the further progress of the dispute, and promptly reimburse Sellers for the amount of any judgment for which Sellers are ultimately found liable, which exceeds the amount of Sellers' portion of the proposed settlement rejected by Purchaser. If the claim is one that cannot by its nature be defended solely by Purchaser, then Sellers shall make available, at Purchaser's expense, all information and assistance that Purchaser reasonably may request.

     11.7 ARBITRATION. Any controversy or claim arising out of or relating to the indemnification provisions of this Agreement, including the right to or amount of indemnity, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") by three arbitrators. Each of Sellers and Purchaser shall appoint one arbitrator, who shall be an impartial person. If a party fails to appoint an arbitrator within 30 days from the date a demand to arbitrate was made, the AAA shall make the appointment of the arbitrator. The two arbitrators thus appointed shall appoint the third arbitrator, who shall be an impartial person. If said two arbitrators fail to appoint the third arbitrator within 60 days from the date a demand to arbitrate was made, the AAA shall make the appointment of the third arbitrator, who shall be an impartial person. Should any of the arbitrators appointed die, resign, refuse or become unable to act before a decision is given, the vacancy shall be filled by the method set forth in this clause for the original appointment. The arbitration shall be held in New York, New York. A decision by the arbitrators on the validity and amount of any indemnification claim shall be final and binding on all the parties. The arbitrators shall execute and deliver to the respective parties the arbitration panel's decision in writing. Judgment upon the award, if any, rendered by the arbitrators (which must be expressed in United States Dollars) may be entered in any court having jurisdiction thereof. In any award, the arbitrators shall assess the arbitration costs and expenses, including, without limitation, attorneys' fees of the parties, in a manner deemed equitable by the arbitrators, taking into account the arbitration decision.

     11.8 NON-INTERFERENCE INDEMNIFICATION. CNSI agrees to hold Purchaser harmless from and against any and all losses, costs, claims, damages, expenses and liabilities, including without limitation reasonable attorneys' fees and costs, resulting either directly or indirectly from claims of any third party who may allege that CNSI's execution of this Agreement or any other related agreements with Purchaser has interfered with or violated any contract right between themselves and CNSI. CNSI represents and warrants that no such condition exists nor is anticipated and that it is free to enter into the transactions contemplated by this Agreement.


                            ARTICLE 12

                        TERMINATION; WAIVER

     12.1 TERMINATION. This Agreement may be terminated, and the transactions contemplated by this Agreement may be abandoned, at any time prior to the Closing, as follows and in no other manner:

          (a) MUTUAL CONSENT. By the mutual consent of Purchaser and Sellers;

          (b) BY PURCHASER. By Purchaser at the Closing Date if the sum of (i) Negative Working Capital and (ii) Other Amounts Due is determined by Purchaser in its good faith estimation on the Closing Date pursuant to SECTION 6.8 of this Agreement to be in excess of $4,700,000;

          (c) BY PURCHASER OR SELLERS: CONDITION PRECEDENT. By Purchaser or Sellers, upon written notice to the other, if the conditions to the obligations of such terminating party to consummate the transaction, in the case of the Sellers, as provided in ARTICLE 8 or, in the case of Purchaser, as provided in ARTICLE 9, were not satisfied on the Closing Date unless the failure of the condition is the result of the material breach of this Agreement by the party seeking to terminate;

          (d) BY PURCHASER OR SELLERS: REPRESENTATIONS, WARRANTIES AND COVENANTS. By Purchaser, on the one hand, or Sellers, on the other, if (i) any representation or warranty of the other hereunder shall not have been true and correct in all material respects at the time at which made or as of the Closing Date, or (ii) default shall be made by the other in the due and timely observance or performance of any of its covenants and agreements herein contained, but in such event only if such representation or warranty cannot be made true and correct or such default cannot be cured on or prior to the earlier of 30 days after the non-defaulting or non-breaching party notifies the other in writing of such default or breach, specifying the nature thereof, unless such date is extended by mutual agreement of Purchaser and Sellers.

No termination of this Agreement shall affect the liability of any party hereto for any breach hereof arising at, prior to or out of such termination. Any public announcement of the termination of this Agreement shall be made only by means of a press release issued jointly by Purchaser and Sellers unless otherwise required by Law.

     12.2 WAIVER. At any time at or prior to the Closing, Purchaser, on the one hand, or Sellers, on the other, may
(i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     12.3 DEPOSIT AND BREAKUP FEE.

          (a) As evidence of its good faith in entering into this Agreement, Purchaser will deliver to CNSI on the Effective Date a warrant for the purchase of 50,000 unregistered shares of AMNEX Common Stock, exercisable at a price of $0.01 per share. The warrant will become exercisable by CNSI if Sellers duly terminate this Agreement pursuant to the provisions of SECTION 12.1(d); otherwise such warrant will be delivered to Purchaser at the

     Closing or after the expiration of Seller's right to terminate
     pursuant to SECTION 12.1 (d).   In any event, the warrant
     shall expire on July 1, 1997.

          (b) As evidence of Sellers' good faith in entering into this Agreement, CNSI will deliver to Purchaser on the Effective Date its non-interest bearing demand promissory note issued to the order of Purchaser in the principal amount of $200,000. The demand note will be secured by the assets of CNSI and also by the personal guarantee of Robert
     A. Rowland, provided, that such guarantee may be enforced against Robert A. Rowland only if Purchaser is unable to obtain full payment of the note from CNSI and from the assets of CNSI within 12 months of Purchaser's written demand for payment on such note. Purchaser shall be entitled to exercise its rights under the promissory note only if Purchaser duly terminates this Agreement pursuant to the provisions of SECTION 12.1(d); otherwise such note will be canceled and delivered to CNSI at the Closing or after the expiration of Purchaser's right to terminate pursuant to
     SECTION 12.1(d).

                            ARTICLE 13
                  REGISTRATION RIGHTS OF SELLERS

     Purchaser agrees that Sellers, and each of them, shall have the securities registration rights set forth below in this
ARTICLE 13. For purposes of this ARTICLE 13 only, the term "REGISTRABLE SECURITIES" shall mean any shares of AMNEX Common Stock owned by a Seller which such Seller acquired pursuant to this Agreement, and any shares of AMNEX Common Stock owned by such Seller which shares such Seller has acquired upon exercise of the Warrants; provided, however, that if such shares of AMNEX Common Stock owned by a Seller may be sold, in the opinion of Counsel to Purchaser, pursuant to an exemption from the registration requirements of the Securities Act, including, without limitation, pursuant to Rule 144 under the Securities Act, such shares shall not be deemed to be Registrable Securities.

     13.1 SCHEDULED REGISTRATION RIGHTS. Purchaser agrees that it will use its best efforts to cause one-half of the Registrable Securities to be registered for sale under the Securities Act, and under the Securities Laws of a sufficient number of the various states (to the extent that exemptions from registration are not available) to reasonably assure that the offering can be sold, approximately twelve months after the Closing Date. Purchaser also agrees that it will use its best efforts to cause the remaining Registrable Securities (including any Registrable Securities that were registered but not sold in the previous offering) to be registered approximately twenty-four months after the Closing Date.

     13.2 PIGGYBACK REGISTRATIONS.

          (a) RIGHT TO PIGGYBACK. Whenever Purchaser proposes to register any of its securities under the Securities Act for the sale by it for cash (which Purchaser may elect to do in its sole discretion) and the registration form to be used may be used for the registration of Registrable Securities (a "PIGGYBACK REGISTRATION"), Purchaser will give written notice to all holders of Registrable Securities of its intention to effect such a registration at least 20 days prior to the proposed filing date and will include in such registration the Registrable Securities with respect to which Purchaser has received written requests for inclusion therein within 10 days prior to the proposed filing date.
     Sellers' right to participate in a Piggyback Registration shall not be available with respect to any offering of securities by Purchaser pursuant to an employee benefit plan, or in a transaction pursuant to Rule 145 promulgated under the Securities Act or any offering required to be registered on a registration form that does not permit the registration of shares to be sold by a selling shareholder.

          (b) PRIORITY ON PIGGYBACK REGISTRATIONS. If Purchaser proposes to register a public offering of AMNEX Common Stock and the managing underwriter or underwriters advise Purchaser in writing that in their opinion the number of shares of Registrable Securities requested to be included in such registration exceeds the number that can be sold in such offering or the number that can be sold without materially lowering the price per share, then at the option of such managing underwriter or underwriters, (i) the number of shares of Registrable Securities to be added to the registration statement shall be reduced (to zero if necessary), and/or (ii) the holders of Registrable Securities shall delay the sale of the shares of Registrable Securities included in the registration statement until the expiration of the ninety (90) day period commencing with the effective date of the registration statement.

     13.3 EXPENSES OF REGISTRATION. All expenses ("REGISTRATION EXPENSES") incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Purchaser, blue sky fees and expenses, and expenses of any regular or special audits required by any such registration shall be borne by Purchaser; PROVIDED, HOWEVER, that all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of the Registrable Securities shall be borne by the holders of such securities PRO RATA on the basis of the number of shares of securities so registered and actually sold on their behalf. Each of the holders of Registrable Securities requesting registration of their securities shall pay all fees and disbursements of any individual counsel retained by such holder.

     13.4 SELECTION OF UNDERWRITERS. In any public offering of shares of AMNEX Common Stock, Purchaser shall have the sole right to select the managing underwriter(s) and the other underwriters for the offering.

     13.5 MODIFICATION AND TERMINATION OF REGISTRATION RIGHTS. The terms of the registration rights granted to Sellers by this
ARTICLE 13 may be amended at any time by written agreement between Purchaser on the one hand and the holders of seventy percent (70%) or more of the Registrable Securities on the other hand, and any such amendment thereafter will be binding upon Purchaser and upon all holders of Registrable Securities. The registration rights provided by SECTION 13.1 of this ARTICLE 13 shall terminate after the holders of Registrable Securities have been afforded at least two full and unconditional opportunities to have their Registrable Securities registered and sold in a registered public offering by Purchaser in the United States. The holders of Registrable Securities shall be deemed to have been afforded such a full and unconditional opportunity whenever (1) Purchaser shall have prepared and filed a registration statement and included therein all Registrable Securities required to be included pursuant to SECTION 13.1 as part of the offering, and
(2) the registration statement covering the Registrable Securities shall have been declared effective by the SEC.

     13.6 INDEMNIFICATION WITH RESPECT TO REGISTRATION OF
REGISTRABLE SECURITIES AND SALES OF SUCH SECURITIES.

          (a) Purchaser agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who Controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact provided by Purchaser contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission by Purchaser of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Purchaser by any such holder expressly for use therein or by any such holder's omission of a material fact or any holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after Purchaser has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, Purchaser and all sellers of Registrable Securities will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

          (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to Purchaser in writing such information and affidavits as Purchaser reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify Purchaser, its directors and officers and each person who controls Purchaser (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statements or material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder or is caused by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after Purchaser has furnished the holder with a sufficient number of copies of the same; PROVIDED that the obligation to indemnify will be several, not joint and several, among such holders of Registrable Securities and the liability of each such holder of Registrable Securities will be in proportion to and limited to the net amount received by such holder from the sale of Registrable Securities pursuant to such registration statement.

          (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party or claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claims unless in the reasonable judgment of any indemnified party concurred in by counsel for the indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim.

          (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

     13.7 PARTICIPATION IN UNDERWRITTEN REGISTRATION. No person may participate in any registration hereunder which is underwritten unless such Person (a) agrees in writing to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Purchaser and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     13.8 TRANSFERS OF REGISTRATION RIGHTS. Whenever a Seller assigns, sells, transfers or otherwise disposes of his Registrable Securities to another person or entity, the rights of the Seller under this ARTICLE 13 to require the registration of such securities may be transferred along with the securities to such other person, and that person may likewise transfer such registration rights to a subsequent transferee of the securities, but the number of times such rights may be transferred with respect to any particular shares shall be limited to two.

     13.9 RESTRICTIONS ON SALE. Each Seller agrees not to offer, sell, or otherwise dispose of, directly or indirectly, any AMNEX Common Stock, any right to acquire AMNEX Common Stock, or any securities exercisable for or convertible into AMNEX Common Stock, which are beneficially owned (as defined in the rules and regulations of the Securities and Exchange Commission) by such Seller within the period commencing on the date of filing of a registration statement for the public offering of AMNEX Common Stock (the "OFFERING") and continuing until 180 days following the commencement date of the Offering (which commencement date will be deemed to be the date of the final Prospectus used in connection with the Offering), other than with the prior written consent of Purchaser or to the extent that such Seller's shares of AMNEX Common Stock are included for sale in such registration statement.

                            ARTICLE 14
                          OTHER MATTERS

     14.1 BOARD POSITION. In consideration of the ownership by Sellers of AMNEX Common Stock, the Sellers (by decision of the holders of a majority in interest of the issued and outstanding

AMNEX Common Stock acquired by the Sellers pursuant to this Agreement) shall have the right to nominate, at Purchaser's next meeting of shareholders at which directors are elected following the Closing Date, one member to join the Purchaser's Board of Directors which presently consists of 5 directors. For the period of two years following the Closing Date, Sellers shall be entitled to nominate such number of Directors of Purchaser as will approximately represent (rounding down to the next lower number), by reference to the number of shares of AMNEX Common Stock then held by them which are not saleable either pursuant to an effective registration statement or Rule 144, their proportionate share of the total number of shares of AMNEX Common Stock then issued and outstanding. The nominee(s) of the Sellers shall initially be Robert A. Rowland and any subsequent or additional nominee of Sellers must meet Purchaser's reasonable standards for its Board of Directors members, which standards are consistent with the standards of other publicly held companies of similar size.

     14.2 TAX-FREE REORGANIZATION. Purchaser agrees to exert commercially reasonable efforts after the Effective Date to cooperate with Sellers and the CNSI Companies and take such steps as may be necessary (including, without limitation, the formation of a wholly-owned subsidiary to engage in a business combination with CNSI) to enable the transactions contemplated by this Agreement to qualify, in whole or in part, as a Tax-free or Tax-deferred transaction under Section 368 of the Code (a "TAX-FREE TRANSACTION"); PROVIDED, HOWEVER, that this SECTION 14.2 shall not require Purchaser to (i) incur any Tax risk or more than an insignificant potential Tax detriment or make any fundamental change in its corporate structure or (ii) incur any additional expense (including, without limitation, the fees of attorneys and accountants) in structuring and documenting the transactions contemplated by this Agreement as a Tax-Free Transaction.
Purchaser does not and will not make any representation or warranty or give any assurance or guarantee as to the tax-free or Tax-deferred nature of any structure by which the transactions contemplated by this Agreement are consummated.

     14.3 WARN ACT. Sellers and Purchaser agree that for purposes of the Worker Adjustment and Retraining Notification Act ("WARN ACT"), the Closing will be the "Effective Date" as such term is used in the WARN Act. Purchaser agrees that it will be responsible for any notification required under the WARN Act at and after the Closing and that Sellers will have no obligation for any such notification prior to the Closing.

                            ARTICLE 15
                      CERTAIN DEFINED TERMS

     15.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

     AAA  is defined in SECTION 11.7.

     ACCOUNTS RECEIVABLE. Accounts receivable, notes receivable, bonds, or other evidences of rights to receive a payment appearing as assets on the books of the CNSI Companies or customarily required to be reflected as assets in balance sheets of the CNSI Companies prepared in accordance with GAAP, indicating money owed to the CNSI Companies.

     ADJUSTMENT NOTE is defined in SECTION 16.15.

     ADJUSTMENT TRANSACTION is defined in SECTION 16.15.

     AFFILIATE. With respect to a Person, any other Person who or which directly or indirectly owns or Controls, is under common ownership or Control with, or is owned or Controlled by, such Person.

     AGREEMENT.  This Stock Purchase Agreement, including all
Schedules and Exhibits hereto, as it may be renewed, extended, restated, amended, modified or supplemented from time to time.

     ALLOWED AMOUNT  is defined in SECTION 2.2(a).

     AMNEX COMMON STOCK  is defined in SECTION 2.2(a).

     ARTICLE 3 BREACH  is defined in SECTION 11.1(a).

     AUDITED FINANCIAL STATEMENTS  is defined in SECTION 4.5(a).

     B. CROMWELL  is defined in the initial paragraph.

     B. CROMWELL CNSI SHARES  is defined in PARAGRAPH E of the
Recitals.

     BREACH. Any of the following: (i) a breach by Purchaser or Sellers, as the case may be, of any representation, warranty or covenant contained in ARTICLES 3 AND 4, as to Sellers, or ARTICLE 5, as to Purchaser; (ii) the failure of Sellers to fulfill the conditions to the obligations of Purchaser to consummate the transactions contemplated by this Agreement that are set forth in
SECTION 9.1(r); (iii) the discovery of liabilities of the CNSI Companies that do not appear on the Financial Statements; and
(iv) liabilities arising out of matters disclosed on SCHEDULE 4.6; PROVIDED, that liabilities and/or damages arising out of the following matters shall not be deemed to constitute Breaches (and the amount of any such liabilities and/or damages shall not be deemed to constitute Losses): (i) the FCC Show Cause Order and other regulatory compliance matters identified in SCHEDULE 4.13
(A)(1)(II)(b), (B)(1), (2), and (6) and (ii) compliance and arbitration matters related to the Settlement Agreement in the Teleplus Litigation as described in SCHEDULE 4.14 (1).

     BUSINESS DAY. Any day that is not a Saturday or Sunday or a day on which banks are authorized to be closed in the State of Texas.

     CERCLA.  The Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended, and as in effect on the date hereof.

     CHILE INTEREST is defined in SECTION 4.6(b).

     CLAIM. Any and all claims, demands, actions, causes of action, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, assessments, liabilities, court costs, attorneys' fees and any other expenses.

     CLOSING. The consummation of the transactions to take place as described in ARTICLE 10.

     CLOSING BALANCE SHEET.  The balance sheet of the CNSI
Companies prepared in accordance with GAAP as of the Closing
Date.

     CLOSING ESTIMATE  is defined in SECTION 6.8

     CLOSING DATE.  The date on which the Closing occurs.

     CLOSING TIME. The time on the Closing Date at which the Closing occurs. All events that are to occur at the Closing Time shall, for all purposes, be deemed to occur simultaneously, except to the extent, if at all, that a specific order of occurrence is otherwise described.

     CNI is defined in the initial paragraph.

     CNM is defined in the initial paragraph.

     CNSI is defined in the initial paragraph.

     CNSI BENEFIT ARRANGEMENT is defined in SECTION 4.19(a).

     CNSI BENEFIT PLAN is defined in SECTION 4.19(a).

     CNSI COMPANY is defined in the initial paragraph.

     CNSI ERISA AFFILIATE is defined in SECTION 4.19(a).

     CNSI ERISA PENSION PLAN is defined in SECTION 4.19(a).

     CNSI ERISA WELFARE PLAN is defined in SECTION 4.19(a).

     CNSI MULTIEMPLOYER PLAN is defined in SECTION 4.19(a).

     CNSI SHAREHOLDERS AGREEMENT is defined in SECTION 4.4.

     CNSI SHARES is defined in PARAGRAPH J of the Recitals.

     CODE. The Internal Revenue Code of 1986, as amended and in effect on the date of this Agreement.

     CONFIDENTIAL INFORMATION is defined in SECTION 16.17.

     CONSENT. Any consent, approval, permit, notice, action, authorization or giving of notice of or to any Person not a party to this Agreement.

     CONTRACT. With respect to any Person, any contract, agreement, understanding or other instrument or obligation (whether oral or written, pending or executory) to which such Person is a party or by which such Person or such Person's properties or assets are or may be bound.

     CONTROL. Generally, the power to direct the management or affairs of a Person.

     COUNSEL TO SELLERS.  Kuperman, Orr, Mouer & Albers, P.C.
Attn: Roy W. Mouer, Esq., 100 Congress Avenue, Suite 1400,
Austin, Texas 78701.

     COUNSEL TO CNSI COMPANIES.  Locke Purnell Rain Harrell, P.C.
Attn: Jane A. Matheson, Esq., and Daniel N. Matheson, Esq., 515
Congress Avenue, Suite 2500, Austin, Texas 78701.

     COUNSEL TO PURCHASER.  Stroock & Stroock & Lavan, Attn:
Susan O. Posen, Esq., 7 Hanover Square, New York, New York 10004.

     D. ROWLAND  is defined in the initial paragraph.

     D. ROWLAND CNSI SHARES  is defined in PARAGRAPH B of the
Recitals.

     DEBTOR RELIEF LAWS. The Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments or similar Laws from time to time in effect affecting the Rights of creditors generally.


     DEDUCTIBLE AMOUNT.  $75,000.

     DEED OF RELEASE. The Deed of Release dated as of January 15, 1996, between Spectrum Services and CNI, pursuant to which Spectrum Services and CNI have compromised and settled certain matters related to a proposed joint venture between Spectrum Services and CNI.

     EFFECTIVE DATE. The date this Agreement is fully executed and delivered, as set forth in the initial paragraph of this Agreement.

     EMPLOYEE. Any current employee, former employee or retired employee (and any employee on disability or leave of absence) of any CNSI Company.

     EMPLOYEE SEPARATION COSTS. Any and all separation costs, termination costs, benefits, consideration for non-competition agreements, accrued vacation costs and other payments payable to any employee of the CNSI Companies upon the termination of such employee's employment at or after the Closing Date (including those Employee Separation Costs referred to in SECTION 16.16).

     ENVIRONMENTAL LAWS. Any Laws relating to (i) emissions, discharges, releases, threatened releases or the presence of pollutants, contaminants, toxic materials, waste, Hazardous Substances or other substances into or in the environment, including, but not limited to, ambient air, surface water, groundwater, publicly owned treatment works, septic systems or land; (ii) the use, treatment, storage, disposal, handling, manufacturing, sale, transportation or shipment of any Hazardous Substance, toxic materials, waste, material, substances, products or by-products as defined in CERCLA; or (iii) otherwise relating to the pollution or protection of health, safety or environment.

     EQUITY INTEREST  is defined in SECTION 4.2(a).

     ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect on the date of this Agreement.

     ESCROW AGENT is defined in SECTION 10.3(a).

     EXHIBIT. An exhibit attached to this Agreement unless otherwise specified.

     FCC. The Federal Communications Commission of the United
States, or any successor Tribunal.

     FEI is defined in SECTION 9.1(r).

     FINAL CLOSING ADJUSTMENT  is defined in SECTION 6.8.

     FINAL CLOSING PAYMENT  is defined in SECTION 6.8.

     FINAL RELEASE DATE  is defined in SECTION 2.2(d).

     FINANCIAL STATEMENTS  is defined in SECTION 4.5(a).

     FOREIGN TRIBUNAL. Any Tribunal in any jurisdiction other than the United States and other than any federal, state, or local jurisdiction within the United States.

     FORM 10-K is defined in SECTION 3.4(b).

     GAAP. U.S. generally accepted accounting principles, as in effect on the date of any statement, report or determination that purports to be, or is required to be, prepared or made in accordance with GAAP. All references herein to financial statements prepared in accordance with GAAP shall mean in accordance with GAAP consistently applied throughout the periods to which reference is made.

     GOVERNMENTAL ENTITY shall mean any governmental entity, department, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign
(including any Tribunal).

     HAZARDOUS SUBSTANCE. Hazardous substance as defined in CERCLA, RCRA or any similar Law adopted by a United States Tribunal, or any petroleum or petroleum based substance, natural gas or any other hazardous, toxic or noxious pollutant, material or substance.

     HOLDBACK SHARES  is defined in SECTION 2.2(a).

     HSR.  The Hart Scott Rodino Antitrust Improvements Act of
1976 and the rules and regulations promulgated thereunder.

     INDEBTEDNESS. With respect to any Person, all indebtedness, liabilities and obligations, contingent or otherwise, which in accordance with GAAP would be required to be presented upon such Person's balance sheet as liabilities, but in any event including liabilities secured by any Lien existing on property owned or acquired by such Person or a subsidiary thereof, whether or not the liability secured thereby shall have been assumed by or shall otherwise be the Person's legal liability, capitalized lease obligations and all guarantees, endorsements and other contingent obligations in respect of Indebtedness of other Persons.

     INDEMNIFICATION NOTICE. A written notice from Purchaser or Sellers, as the case may be, of a claim of indemnification under the indemnification provisions of ARTICLE 11.

     INDEMNIFICATION OBJECTION NOTICE.  A written notice from
Purchaser or Sellers, as the case may be, objecting to a claim for indemnification by the other party (or parties).

     INFUSED FUNDS  is defined in PARAGRAPH L of the Recitals.

     INITIAL RELEASE DATE  is defined in SECTION 2.2(c).

     IRS. The U.S. Internal Revenue Service or any successor
Tribunal.

     KEY EMPLOYEES. Any person receiving over $100,000 annually in compensation from any of the CNSI Companies.

     KNOWHOW LICENSE AGREEMENT. The Knowhow License Agreement dated as of January 15, 1996, between Spectrum and CNI, pursuant to which CNI is licensing certain Intellectual Property to Spectrum.

     LAW. Any domestic, foreign or international law, treaty, ordinance, statute, rule or regulation of any Tribunal or any Order.

     LIEN. With respect to any properties or assets, any mortgage, pledge, hypothecation, assignment, security interest, lien, Tax lien, assessment, lease, sublease, adverse claim, levy, charge, liability or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or character whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable Law of any jurisdiction) in respect of such properties or assets.

     LITIGATION. Any action, proceeding, claim, lawsuit or investigation conducted or threatened by or before any Tribunal.

     LOSS.  Any loss, liability, deficiency, damage or expense
(including reasonable attorneys' fees and expenses, but excluding lost profits and consequential damages) which Purchaser or Sellers may suffer, sustain or become subject to, as a result of the Breach by the other party (or parties).

     MAILING  is defined in SECTION 16.1.

     MARKET VALUE. The average of the closing price of a share of AMNEX Common Stock for the 60 trading days immediately preceding the Effective Date.

     MATERIAL ADVERSE EFFECT OR MATERIAL ADVERSE CHANGE. Any adverse effect or change which would have an adverse effect or change individually in the amount of $25,000, or, in the aggregate, in excess of $100,000 on the business, operations, affairs, condition (financial or otherwise), results of operations, properties, assets, liabilities or prospects of any Person.

     MATERIAL ADVERSE EVENT. Any set of one or more circumstances or events which, individually or collectively, reasonably would be expected to result in (a) a Material Adverse Effect, (b) a Material Adverse Change, or (c) an adverse effect upon the validity or enforceability of this Agreement or any other Transaction Paper.

     MATERIAL AGREEMENT  is defined in SECTION 4.17.

     MATHESON  is defined in the initial paragraph.

     MATHESON AGREEMENT is defined in SECTION 16.16.

     MATHESON CNSI SHARES is defined in PARAGRAPH 6 of the Recitals.

     MATURITY DATE is defined in SECTION 16.15.

     MAXIMUM LOSS AMOUNT $7,000,000 during the period commencing on the Effective Date and ending on the day next preceding the Initial Release Date; and $5,000,000 during the period commencing on the Initial Release Date and ending on the Final Release Date.

     M. MOEHLE  is defined in the initial paragraph.

     M. MOEHLE CNSI SHARES  is defined in PARAGRAPH D of the
Recitals.

     NAT-TEL is defined in SECTION 9.1(s).

     NEGATIVE FACTOR  is defined in SECTION 2.2(a).

     NEGATIVE WORKING CAPITAL. The amount by which current liabilities exceed current assets as determined in accordance with GAAP and as reflected on the Closing Balance Sheet.

     NEGATIVE WORKING CAPITAL ALLOWABLE  is defined in SECTION
6.8.

     1995 FINANCIAL STATEMENTS is defined in SECTION 4.5(a).

     OFFERING is defined in SECTION 13.9.

     ORDER. Any decision, judgment, order, writ, injunction, decree, award or determination of any Tribunal.

     OTHER AMOUNTS DUE  is defined in SECTION 6.8.

     OTHER AMOUNTS DUE ALLOWABLE  is defined in SECTION 6.8.

     OUTSIDE CNSI COMPANIES SHAREHOLDERS  is defined in PARAGRAPH
H of the Recitals.

     OUTSIDE CNSI COMPANIES SHARES is defined in PARAGRAPH H of the Recitals.

     PAYABLES. Liabilities of a Person arising from the borrowing of money or the incurring of obligations for merchandise, goods or services purchased appearing as liabilities on the books of such Person, or customarily required to be reflected as liabilities in the balance sheets of such Person prepared in accordance with GAAP, indicating money owed by such Person.

     PBGC.  The Pension Benefit Guaranty Corporation of the
United States.

     PERMITS. All material licenses, permits, approvals or other authorizations under any Law, applicable to the CNSI Companies or otherwise required by any Tribunal in connection with the operation of the CNSI Companies as presently operated.

     PERMITTED INDEMNIFICATION CLAIM. A final and binding indemnification claim as to which the amount of Losses has been determined and the indemnifying party has either acknowledged responsibility under the indemnification provisions of ARTICLE 11 or has been determined to be responsible pursuant to SECTION 11.7 or otherwise by a Tribunal having jurisdiction.

     PERMITTED LIENS. The following Liens: (a) Liens in favor of any CNSI Company granted by any Seller in and to any Shares owned by such Seller; (b) Liens granted by any of the CNSI Companies as collateral security for the indebtedness, liabilities and obligations of the CNSI Companies listed in SCHEDULE 4.9; (c) purchase money Liens in and to items of personal property owned or acquired by any of the CNSI Companies in the ordinary course of business to secure the purchase price thereof or to secure indebtedness incurred solely to finance the acquisition of such personal property; (d) Liens upon equipment created under equipment leases entered into by any of the CNSI Companies in the ordinary course of business; (e) pledges or deposits made to secure payment of workers' compensation, or to participate in any fund in connection with workers' compensation, unemployment insurance or social security programs; (f) good-faith pledges or deposits made to secure performance of bids, tenders, contracts or leases, not in excess of 25% of the aggregate amount due thereunder, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance or other similar bonds in the ordinary course of business; (g) the following, if either (x) no amounts are due and payable and no Lien has been filed or agreed to or (y) the validity or amount thereof is being contested in good faith by lawful proceedings diligently conducted, reserve or other provision has been made, levy and execution thereon have been stayed, and neither the value nor the use of the property in question are materially affected: (i) Liens upon, and defects of title to, property, including any attachment of property or other legal process prior to adjudication of a dispute on the merits;
(ii) Liens of mechanics, materialmen, warehousemen, carriers and landlords, and similar Liens; and (iii) adverse judgments on appeal; (h) Liens securing obligations to pay Taxes; (i) Liens given by any CNSI Company in or to any of such CNSI Company's properties that remain undischarged in whole or in part on the Closing Date and in respect of which the CNSI Companies or Sellers have provided to Purchaser: (i) a copy of all documents evidencing the Lien; (ii) a description of all documents evidencing the Lien; (ii) a description of all property encumbered by the Lien; (iii) all material particulars of or about the indebtedness, liabilities or obligations secured by the Lien; and (iv) the identity of the holder of the Lien; and (j) Liens in favor of Purchaser.

     PERSON. Any individual, corporation, association, partnership, joint venture, organization, business, trust or any other entity or organization of any kind or character, including a Tribunal.

     PIGGYBACK REGISTRATION.  is defined in SECTION 13.2(a).

     PRESS RELEASE is defined in SECTION 6.6.

     PROPORTIONATE INTEREST. The proportionate interest of each Seller in and to the Shares, as reflected in EXHIBIT A hereto.

     PROPRIETARY RIGHTS. All of the following that are primarily used in connection with the CNSI Companies in the United States and throughout the world: (i) all patents, patent applications, inventions, whether or not patentable, and industrial designs,
(ii) all registered and unregistered trademarks, service marks, domain names, logos, and trade names, including, without limitation, rights to the trademarks "Capital Long Distance," "Capital Network" and "CNSI," (iii) copyrights, (iv) all registrations, applications and renewals of any of the foregoing,
(v) all trade secrets and confidential information, including know-how, customers lists, software, formulae, manufacturing and production processes and techniques, mask works, research and development information, investigations, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, and (vi) contract rights in all license agreements and sub-license agreements to and from third parties relating to any of the foregoing.

     PTP is defined in the initial paragraph.

     PURCHASE PRICE is defined in SECTION 2.2.

     PURCHASER is defined in the initial paragraph.

     PURCHASER FINANCIAL STATEMENTS is defined in SECTION 5.4.

     RCRA.  The Resource Conservation and Recovery Act, 42 U.S.C.
Sections 6901-6987, and any amendments thereto.

     RECEIVABLES OR ACCOUNTS RECEIVABLE. Accounts receivable, notes receivable and other obligations appearing as assets on the books of a Person, or customarily required to be reflected as assets in balance sheets of such Person prepared in accordance with GAAP, indicating money owed to such Person.

     RECOVERIES. Any and all of the following, applicable to Purchaser or Sellers, as the case may be: (A) any recoveries by Purchaser or Sellers, as the case may be, from any third party directly relating to any Loss actually received by Purchaser or Sellers, as the case may be, subsequent to the Closing Date; (B) any credits realized or refunds actually received by Purchaser or Sellers, as the case may be, from a third-party subsequent to the Closing Date and attributable to a Loss, including, without limitation, any Tax refunds or credits relating to any Tax period ending on or before the day immediately preceding the Closing Date; and (C) any reductions in United States or foreign, federal, state or local, Tax liabilities realized by Purchaser or Sellers, as the case may be, resulting from the facts giving rise to a Loss (and each of the items described in (A), (B), and (C) shall be deemed Recoveries regardless of whether Purchaser or Sellers, as the case may be, has, or have, suffered the Loss at the date such item is received or realized.

     REGISTRABLE SECURITIES is defined in the initial paragraph of ARTICLE 13.

     REGISTRATION EXPENSES is defined in SECTION 13.3.

     RELATED COMPANIES. Nat-Tel Communications, Inc., Ready-Call, Inc., Billing & Outclearing Corp., Associated Telemarketing
& Research Corp., Advantage Operator Services, Inc., and Texas
Telecom, Inc.

     R. ROWLAND  is defined in the initial paragraph.

     R. ROWLAND CNSI SHARES  is defined in PARAGRAPH A of the
Recitals.

     ROWLAND DEBT  is defined in SECTION 9.1(n).

     ROWLAND RENEWAL NOTE is defined in SECTION 9.1(n).

     RULE 144. Rule 144 promulgated under the Securities Act, as it may be amended.

     S CORPORATION SHAREHOLDERS is defined in SECTION 4.10(g).

     SEC.  The U.S. Securities and Exchange Commission.

     SECURITIES ACT  is defined in SECTION 2.2.

     SECURITIES LAWS. The federal securities laws and the state securities laws, collectively, together with applicable regulations imposed by any relevant stock exchanges in the United
States and by the National Association of Securities Dealers,
Inc. ("NASD").

     SELLER  is defined in the initial paragraph.

     SERVICES is defined in SECTION 16.17.

     SHAREHOLDER TAX RETURNS is defined in SECTION 4.10(g).

     SIMMONS is defined in the initial paragraph.

     SIMMONS CNSI SHARES is defined in PARAGRAPH C of the Recitals.

     SIRROM CAPITAL is defined in PARAGRAPH I of the Recitals.

     SIRROM DEBT. The outstanding principal balance of, and accrued but unpaid interest on, (a) the Secured Promissory Note dated November 15, 1993, in the stated principal amount of $1,000,000, executed by CNSI and payable to the order of Sirrom Capital, and (b) the Secured Promissory Note dated January 18, 1994, in the stated principal amount of $1,000,000 executed by CNSI and payable to the order of Sirrom Capital.

     SIRROM WARRANTS is defined in PARAGRAPH I of the Recitals.

     SPECTRUM. Spectrum Network Systems Limited Partnership, a limited liability company organized under the laws of Australia, and its subsidiaries.

     SUBSIDIARIES.  CNI, CNM, FEI, PTP, and Capital Network
International Sociedad Anonima.

     TAXES. All taxes, charges, fees, duties, levies or other assessments, including, without limitation, income, gross receipts, net proceeds, AD VALOREM, real and personal property (tangible and intangible), sales, use, franchise, customs, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, employees' income withholding, unemployment and Social Security taxes, which are imposed by any Governmental Entity, and such term shall include any interest, penalties or additions to tax attributable to such taxes.

     TAX-FREE TRANSACTION  is defined in SECTION 14.2.

     TAXPAYER  is defined in SECTION 4.10(a).

     TAX RETURN is defined in SECTION 4.10(a).

     TELMEX.  Telefonos de Mexico, S.A. de C.V., and any
Affiliate thereof.

     TRADING DAY.  Any day upon which the NASD's Automated
Quotation System ("NASDAQ") is open for and conducts its normal business operations, including the quotation of prices for any securities officially quoted by that organization.

     TRANSACTION DOCUMENTS.   This Agreement and any and all
other agreements, contracts, instruments, certificates, statements, opinions and other documents executed and delivered in connection with this Agreement and the transactions contemplated by this Agreement.

     TRIBUNAL. Any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States or any foreign or domestic state, province, commonwealth, nation, territory, possession, country, parish, town, township, village or municipality (including any Governmental Entity).

     UNAUDITED FINANCIAL STATEMENTS  is defined in SECTION
4.5(a).

     UNITED STATES SECURITIES LAWS.   The Securities Act and
applicable securities Laws of any state within the United States together with the applicable rules and regulations of any relevant stock exchanges and of the NASD.

     UNITED STATES TRIBUNAL. A Tribunal having jurisdiction solely in the United States.

     WARRANTS. Warrants to purchase AMNEX Common Shares in the form of Exhibit B hereto.

     WARRANT EXPIRATION DATE. The first anniversary of the Closing Date.

     WARN ACT  is defined in SECTION 14.3.

     WOOD  is defined in the initial paragraph.

     WOOD CNSI SHARES  is defined in PARAGRAPH F of the Recitals.


                            ARTICLE 16
                          MISCELLANEOUS

     16.1 NOTICES. Any notices, claims or demands which any party is required or may desire to give to another under or in conjunction with this Agreement shall be in writing, and shall be given by addressing the same to such other party(ies) at the address set forth below, and by (i) depositing the same so addressed, postage prepaid, first class, certified or registered, in the United States mail, as the case may be (herein referred to as "MAILING"), (ii) overnight delivery by an internationally recognized overnight courier service (E.G., UPS, Federal Express), (iii) delivering the same personally to such other party(ies), or (iv) transmitting by facsimile and Mailing the original. Any notice shall be deemed to have been given five days following the date of Mailing; two days after timely delivery to an overnight courier; if by personal delivery, upon such delivery; or if by facsimile, the day of transmission if made within customary business hours of the party(ies) to whom sent, or if not transmitted within customary business hours, the following business day.

          (a)  If to Sellers:

               To the respective address of such
               Seller set forth on EXHIBIT E

               With a copy to Counsel to Sellers:

               Kuperman, Orr, Mouer & Albers, P.C.
               100 Congress Avenue, Suite 1400
               Austin, Texas 78701
               Attn: Roy W. Mouer, Esq.
               Facsimile: 512/322-8143

          (b)  If to the CNSI Companies:

               Capital Network System, Inc.
               600 Congress Avenue, Suite 1360
               Austin, Texas 78701
               Attn: Robert A. Rowland, Chairman of the Board
               Facsimile: 512/472-1173

               With a copy to counsel to the CNSI Companies:

               Locke Purnell Rain Harrell, P.C.
               515 Congress Avenue, Suite 2500
               Austin, Texas 78701
               Attn: Jane A. Matheson, Esq. and Dan N. Matheson, Esq.
               Facsimile: 512/305-4800

          (c)  If to Purchaser:
               AMNEX, Inc.
               100 W. Lucerne Circle, Suite 100
               Orlando, Florida 32801-4400
               Attn: John Kane, Executive Vice President
               Facsimile: (407) 246-0005

               With a copy to:
               AMNEX, Inc.
               101 Park Avenue
               New York, New York  10178
               Attn:  Amy S. Gross, Esq., General Counsel
               Facsimile:  (212) 867-1591

               With a copy to Counsel to Purchaser:
               Stroock & Stroock & Lavan
               7 Hanover Square
               New York, New York  10004
               Attn:  Susan O. Posen, Esq.
               Facsimile:  (212) 806-6006

Any party may change the address or facsimile telephone number for notices to be sent to it by written notice delivered pursuant to the terms of this SECTION 16.1.

     16.2 ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the other Transaction Papers to be delivered prior to or at Closing set forth the entire understanding of the parties and supersede all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof, including, without limitation, the letter of intent dated March 18, 1996 between Purchaser and CNSI and Sellers and the letter dated March 19, 1996 from Daniel Matheson to John Kane. This Agreement may be amended, modified or supplemented only by a written agreement executed by Purchaser and Sellers.

     16.3 BINDING EFFECT/ASSIGNABILITY. This Agreement shall extend to and be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and permitted assigns. Purchaser shall have the right at any time to assign this Agreement to any affiliate of Purchaser without the necessity of seeking the consent of Sellers; PROVIDED, HOWEVER, that Purchaser shall not be relieved of any obligations as a result of such assignment and that, in addition to Purchaser remaining liable, any such assignee shall assume and become liable for any and all of Purchaser's obligations under this Agreement. None of Sellers shall be entitled to assign any of their respective rights or obligations under this Agreement; PROVIDED, HOWEVER, that the rights and obligations of a Seller may be assigned by operation of Law or may be assigned to an individual retirement account, pension plan, trust or other entity under the control of such Seller but any such assignment shall not relieve or release such Seller of any obligations hereunder as a result of such assignment and that, in addition to such Seller remaining liable, any such assignee shall assume and become liable for any and all of such Seller's obligations under this Agreement.

     16.4 EXHIBITS/SCHEDULES. All Exhibits and Schedules referenced in this Agreement are incorporated herein by reference and shall constitute a part of this Agreement.

     16.5 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future Laws effective during the term hereof, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof with the remaining provisions remaining in full force and effect and not affected by the illegal, invalid or unenforceable provision or by severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still be legal, valid and enforceable.

     16.6 HEADINGS/CAPTIONS. The captions to sections and subsections of this Agreement have been inserted solely for convenience and reference, and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

     16.7 WAIVER; REMEDIES. Waiver by any party hereto of any breach of or exercise of any rights under this Agreement shall not be deemed to be a waiver of similar or other breaches or rights or a future breach of the same duty. The failure of a party to take any action by reason of any such breach or to exercise any such right shall not deprive any party of the right to take any action at any time while the breach or condition giving rise to such right continues. Except as expressly limited by this Agreement, the parties shall have all remedies permitted to them by this Agreement or Law, and all such remedies shall be cumulative.

     16.8 CONSENT TO JURISDICTION. Any judicial proceeding brought against Purchaser or Sellers with respect to any claim not related to the indemnification provisions of this Agreement related to or arising under this Agreement may be brought in any court of New York State located in the City of New York, or in the United States District Court for the Eastern or the Southern District of New York, and, by the execution and delivery of this Agreement, each of Purchaser and Sellers (a) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby in connection with any claim related to or arising under this Agreement, and (b) irrevocably waives any objection it may now or hereinafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. Each of Purchaser and Sellers hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the notice provision of this Agreement, and service so made shall be deemed completed on the third business day after such service is deposited in the mail. Nothing herein shall affect the right of each of Purchaser or Sellers to serve process in any other manner permitted by law.

     16.9 ATTORNEY'S FEES AND COSTS. In the event of a breach by any party to this Agreement and commencement of a subsequent legal action in a court of Law or forum of arbitration, or in the event legal counsel is consulted in the event of any such breach or in anticipation of any such prospective legal action, the prevailing party in any such dispute shall be entitled to reimbursement of reasonable attorney's fees and court costs, including, but not limited to, the costs of expert witnesses, transportation, lodging and meal costs of the parties and witnesses, costs of transcript preparation and other reasonable and necessary direct and incidental costs of such dispute. "Prevailing party" is the party in whose favor final judgment is rendered.

     16.10 GOVERNING LAW. This Agreement shall be construed under and governed by the internal laws of the State of New York without giving effect to principles of conflicts of laws.

     16.11 COUNTERPARTS, FACSIMILE SIGNATURES. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same agreement. The delivery of a facsimile of a signed copy of this Agreement shall be deemed delivery of an original.

     16.12 REPRESENTATION BY COUNSEL: INTERPRETATION. Sellers, the CNSI Companies, and Purchaser acknowledge that each party to this Agreement has been represented by counsel or has had the opportunity to be represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of Sellers, the CNSI Companies and Purchaser.

     16.13 JOINDER OF SPOUSES. Each Seller shall cause his/her spouse, as applicable, to join in and execute this Agreement; and by such spouse's execution of this Agreement he/she agrees to all of the terms and provisions of this Agreement.

     16.14     NOMINATION BY PURCHASER.  In the event that
Purchaser nominates any other person or entity to acquire some or all of the Shares in accordance with the provisions of this Agreement, Purchaser shall:

          (a) notify the Counsel to Sellers in writing of such nomination prior to Closing; and

          (b) notwithstanding any such nomination being made, remain a party to and wholly bound to perform and discharge all its obligations and liabilities otherwise provided for pursuant to the provisions of, this Agreement.

     16.15 MATTERS PERTAINING TO SPECTRUM NETWORK SYSTEMS LIMITED. On or prior to the Closing, Sellers and Purchaser shall cooperate with one another to cause CNSI to effect an adjustment transaction with respect to the Deed of Release and the Knowhow Agreement (the "ADJUSTMENT TRANSACTION"). Subject to concurrence by Spectrum and the preparation and execution of definitive documentation acceptable to Purchaser, Sellers, the CNSI Companies, and Spectrum, and their respective counsel, the Adjustment Transaction would be on the following basic terms:

          (a) CNSI would execute and deliver a promissory note (the "ADJUSTMENT NOTE") in the stated principal amount of $1,500,000. The Adjustment Note would be payable to the order of Spectrum, would bear interest at the rate of six percent (6%) per annum until paid, and would mature on the date which is 18 months after the date it is executed by CNSI (the "MATURITY DATE"). The principal of the Adjustment Note would be due and payable in full on the Maturity Date; HOWEVER, the obligation of CNSI to pay the principal of the Adjustment Note would be accelerated and the principal would be payable in full, in CNSI Shares or shares of restricted AMNEX Common Stock in lieu of cash, concurrently with the Closing if the Closing takes place as contemplated by this Agreement.

          (b) In the event the obligation of CNSI to pay the principal of the Adjustment Note is accelerated by the occurrence of the Closing, then the following would occur:

               (i) The Purchase Price would be increased by $410,000.

               (ii) To the extent the Purchase Price is increased by $410,000, the Other Amounts Due Allowable would be reduced by $510,000 to $390,000.


     16.16 MATTERS PERTAINING TO CERTAIN EMPLOYEES. In the event that the employment of Dan Matheson pursuant to the Employment Agreement dated as of October 1, 1995, between Dan Matheson and CNSI (the "MATHESON AGREEMENT") is terminated prior to the Closing Date, for purposes of computing Negative Working Capital and Employee Separation Costs at Closing, the amounts paid Mr. Matheson upon termination of the Matheson Agreement shall be deemed to be included within the definition of Employee Separation Costs and shall be excluded from the computation of Negative Working Capital for purposes of this Agreement.

     16.17     NON-DISCLOSURE, NON INTERFERENCE, AND NON-COMPETITION.

          (a) NON-DISCLOSURE. Each Seller recognizes the interests of the CNSI Companies in maintaining the confidential nature of their proprietary and other business and commercial information.

               (i) In consideration thereof, each Seller shall not, for a period of two years after the Closing Date (except as authorized in writing by CNSI), directly or indirectly, publish, disclose or use, or authorize anyone else to publish, disclose or use, any secret or confidential matter, or proprietary or other information not in the public domain and acquired by Seller, relating to any aspect of the operations, activities, research, investigations or obligations of any of the CNSI Companies including, without limitation, (x) information pertaining to the business of the CNSI Companies and (y) other confidential information relating to the business, customers, trade practices, trade secrets or intellectual property of the CNS Companies (collectively, the "CONFIDENTIAL INFORMATION").

               (ii) In the event that any Seller becomes legally required to disclose any Confidential Information, such Seller shall provide CNSI with prompt notice so that CNSI may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this SECTION 16.17(a). In the event that such protective order or other remedy is not obtained, or that CNSI waives compliance with the provisions of this
SECTION 16.17(a), such Seller shall furnish only that portion of the Confidential Information which is legally required to be furnished in the opinion of counsel to CNSI.

          (b) NON-INTERFERENCE. Each Seller shall not (a) infringe or interfere with any of the CNSI Companies' Proprietary Rights, or any profits therefrom, or (b) use or disclose, for himself or herself or for the benefit of another, any Confidential Information to compete directly or indirectly with the CNSI Companies in any market in which the CNSI Companies provide Services. For purposes of this SECTION 16.17, "SERVICES" shall mean any type of long distance operator services, 1 + long distance services, or direct dial long distance services, and "compete directly" means design, develop, provide, promote or sell services or processes which compete directly with services or processes marketed by the CNSI Companies; and "compete indirectly" means be employed to design, develop, provide, promote, distribute or sell such services or processes competing with the CNSI Companies.

          (c) NON-COMPETITION. For a period of two years after the Closing Date, each Seller shall not (x) compete directly or indirectly (as defined in CLAUSE (b) hereof) with the CNSI Companies in any current or currently planned market in which the CNSI Companies sell or provide Services, (y) request, induce or attempt to influence any current, future or prospective customer of the CNSI Companies to terminate any current or prospective business relationship with the CNSI Companies or to engage in any competition, direct or indirect, with the CNSI Companies, or (z) request, induce or attempt to influence any current or future officer, director, employee, consultant, agent or representative relationship with the CNSI Companies or to commit any act that, if committed by such Seller, would constitute a breach of any provision of this SECTION 16.17.

          (d) INJUNCTIVE RELIEF. Each Seller acknowledges and agrees that the CNSI Companies will have no adequate remedy at law for any breach or threatened or attempted breach by such Seller of the provisions of this SECTION 16.17. Accordingly, each Seller agrees that each of the CNSI Companies may, in addition to the other remedies that may be available to it under this SECTION 16.17 or at law, commence proceedings in equity for an injunction temporarily or permanently enjoining such Seller from violating the provisions of this SECTION 16.17. For the purposes of any such proceeding in equity, it shall be presumed that the remedies at law available to each of the CNSI Companies would be inadequate and that it would suffer irreparable harm as a result of the violation of any provision of this SECTION 16.17 by Sellers.

          (e) EFFECT OF PRIOR AGREEMENTS. To the extent that any provisions in this Agreement conflict with the terms or provisions of any other agreement to which any Seller was or is a party, including any other agreement containing non-competition restrictions, the terms of this SECTION 16.17 shall prevail.

          (f)  ENFORCEABILITY.  If any provision of this SECTION
16.17 shall be found by any arbitration panel or court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision, however, shall be modified to the extent allowable by law by such panel or court so that it becomes enforceable to the greatest extent permissible, as modified, and shall be enforced as any other provision hereof, all the other provisions continuing in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

PURCHASER:                         SELLERS:

AMNEX, Inc.                        /s/ ROBERT A. ROWLAND
                                   ------------------------------
                                   ROBERT A. ROWLAND


By: /s/ JOHN KANE                 JOINDER BY SPOUSE:
   ----------------------------

Name Printed: John Kane
             ------------------

Title: Executive Vice President
      -------------------------     /s/ LINDA ROWLAND
                                   -------------------------------
                                   LINDA ROWLAND

                                   /s/ DELAJANE ROWLAND
                                   -------------------------------
                                   DELAJANE ROWLAND

                                   JOINDER BY SPOUSE:

                                   - NONE -


                                   /s/ DONALD D. SIMMONS
                                   -------------------------------
                                   DONALD D. SIMMONS

                                   JOINDER BY SPOUSE:

                                   /s/ CONNIE SIMMONS
                                   -------------------------------
                                   CONNIE SIMMONS



                                   /s/ C. MICHAEL MOEHLE
                                   -------------------------------
                                   C. MICHAEL MOEHLE

                                   JOINDER BY SPOUSE:

                                   /s/ MARY H. MOEHLE
                                   -------------------------------
                                   MARY H. MOEHLE

                                   /s/ BARBARA ANN CROMWELL
                                   -------------------------------
                                   BARBARA ANN CROMWELL

                                   JOINDER BY SPOUSE:

                                   /s/ RICHARD CROMWELL
                                   -------------------------------
                                   RICHARD CROMWELL


                                   /s/ ELLEN E. WOOD
                                   -------------------------------
                                   ELLEN E. WOOD

                                   JOINDER BY SPOUSE:

                                   /s/ BRIAN WOOD
                                   -------------------------------
                                   BRIAN WOOD


                                   /s/ DANIEL N. MATHESON
                                   -------------------------------
                                   DANIEL N. MATHESON

                                   JOINDER BY SPOUSE:

                                   /s/ JANE MATHESON
                                   -------------------------------
                                   JANE MATHESON


                                   CNSI COMPANIES:


                                   CAPITAL NETWORK SYSTEM, INC.


                                   By: /s/ ROBERT A. ROWLAND
                                       ---------------------------
                                   Name Printed: Robert A. Rowland
                                   Title: Chairman of the Board


                                   CAPITAL NETWORK INTERNATIONAL, INC.


                                   By: /s/ ROBERT A. ROWLAND
                                      ----------------------------
                                   Name Printed: Robert A. Rowland
                                   Title: Chairman of the Board

                                   CAPITAL NETWORK MEXICO, S.A. de C.V.


                                   By: /s/ ROBERT A. ROWLAND
                                      ----------------------------
                                   Name Printed: Robert A. Rowland
                                   Title: Chairman of the Board

                                   POINT TO POINT COMMUNICATIONS COMPANY

                                   By: /s/ ROBERT A. ROWLAND
                                      ----------------------------
                                   Name Printed: Robert A. Rowland
                                   Title: President

                     STOCK PURCHASE AGREEMENT

                    DATED AS OF APRIL 26, 1996

                            EXHIBIT A

                       PAYMENTS TO SELLERS


NAME OF SELLER                    PROPORTIONATE INTEREST*

1. R. Rowland                            66.06%

2. D. Rowland                             4.72%

3. Simmons                                9.43%

4. M. Moehle                             10.61%

5. B. Cromwell                            3.54%

6. Wood                                   3.59%

7. Matheson                               2.05%
                                        -------
                                        100.00%




- --------------
*These percentages may be adjusted at the Closing as a consequence of transactions involving Spectrum and Sirrom Capital, as contemplated by this Agreement. Any such adjustments will be stipulated in writing prior to the Closing.

                     STOCK PURCHASE AGREEMENT

                    DATED AS OF APRIL 26, 1996

                        LIST OF SCHEDULES



SCHEDULE

3.3    Certain Consents

4.2    List of Subsidiaries

4.3    Violation of or conflict with Laws

4.4    Capitalization

4.6    Undisclosed liabilities

4.7    Adverse changes

4.8    Accounts receivable exceptions

4.9    Notes, accounts payable and other obligations

4.10   Tax exceptions

4.11   Transactions with affiliates

4.13   Compliance with laws

4.14   Litigation

4.16   Leases of real and personal property

4.17   Material Agreements

4.18   Proprietary Rights

4.19   Employees and employee benefits

4.20   Insurance

4.23   Bank accounts and powers of attorney



                               Schedule-1

5.2 Required consents; Purchaser violation of or conflicts with Laws; violation of or defaults under agreements

5.3    Capitalization of Purchaser

5.4    Purchaser Financial Statements

5.5    Purchaser adverse changes

5.7    Purchaser licenses, etc.

5.9    Due Diligence Investigation

6.4(e) Future Compensation Changes

7.4    Purchaser consents and approvals

9.1(m) Payments of Loans and Advances

9.1(n) Renewal Rowland Note














                               Schedule-2